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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

                                February 22, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                            ORION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                               1800 Diagonal Road
                                    Suite 500
                           Alexandria, Virginia 22314
               (Address of principal executive offices (zip code))

                                 (703) 299-0500
              (Registrant's telephone number, including area code)

                             Hancock Holdings, Inc.
                             39 Broadway, Suite 2250
                            New York, New York 10006
                        (Former Name and Former Address)

        Nevada                      000-29673                         88-0369588
(State of incorporation)      (Commission File Number)     (IRS Employer Identification No.)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Pursuant to a Share Exchange Agreement dated February 22, 2000, Orion Technologies, Inc. ("Orion") acquired all of the issued and outstanding capital stock of Hancock Holdings, Inc., a company whose securities are registered under the Securities and Exchange Act of 1934. Orion acquired all of Hancock's stock in a pro rata exchange for an aggregate of 150,000 shares of Orion common stock (the "Share Exchange").

There were seven shareholders of Hancock immediately prior to the Share Exchange. Those shareholders were MHE Projix LLC, a Florida limited liability company, Mark Elenowitz, Louis Taubman, David Simonetti, Thomas Bostic Smith, William Quigley, Jr., and Barry Labell, who held 5,000,000 shares of Hancock common stock in the aggregate. As a result of the Share Exchange, Hancock became a wholly-owned subsidiary of Orion's. Prior to the Share Exchange, Orion had 3,507,508 shares of common stock issued and outstanding. Immediately following the Share Exchange, there were 3,657,508 shares of common stock issued and outstanding. A copy of the Share Exchange Agreement was attached as exhibit 2.1 to the Form 8-K field on February 24, 2000, and is incorporated herein by reference. Please refer to the Share Exchange Agreement for additional details of the Share Exchange.

Upon effectiveness of the Share Exchange, Orion became successor issuer to Hancock for reporting purposes under the Securities Exchange Act of 1934 pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

The consideration given by the parties pursuant to the Share Exchange Agreement was negotiated between the former Hancock shareholders and us. In evaluating the Share Exchange transaction, the former Hancock shareholders used criteria such as the value of our assets, our ability to compete in our markets, and our current and anticipated business operations. We considered the value of Hancock's status as a publicly reporting shell company and our ability to succeed to the reporting status of Hancock.

A description of Orion containing all information required by a registration statement is provided below. As used in this filing, the terms "we" and "our" include Orion and its subsidiaries.

Information Regarding Forward Looking Statements: The statements contained in this Form 8-K/A that are not historical fact are "forward-looking statements". These statements can often be identified by the use of forward-looking terminology such as "estimates," "projects," "believes," "expects," "may," "will," "should," "intends," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as the timing, costs and scope of acquisition of, or investments in, existing businesses, the revenue and profitability levels of such businesses, and other matters contained in this Form 8-K/A regarding matters that are not historical facts, are only predictions. No assurance can be given that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these projections and other forward-looking statements are based upon a variety of assumptions relating to our business which, although we consider


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reasonable, may not be realized. Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Form 8-K/A. These forward-looking statements are based on our current expectations, and we assume no obligation to update this information. Therefore, our actual experience and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward-looking statements should not be regarded as a representation by us or any other person that these estimates and projections will be realized, and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

A. DESCRIPTION OF BUSINESS

(1)      DEVELOPMENT OF BUSINESS

Orion was incorporated in Nevada as Geoasia Enterprises, Ltd. on July 17, 1996 but did not engage in any business until September 1997. On September 8, 1997, we merged with Orion Technologies, Inc. and adopted our current name. In that merger we acquired a wholly owned subsidiary, Orion Technologies (Canada) Inc. ("Orion Canada").

From September 1997 to June 1999, through our ownership of Orion Canada, we engaged in the development of a secure global electronic commerce network for use in markets within Southeast Asia. Together with the Association of Development Financing Institutions in Asia Pacific (ADFIAP), we attempted to create a network of Southeast Asian development banks, all members of the ADFIAP, through which we would provide a full range of electronic commerce products to the member banks and their customers. After investing heavily in the concept, we abandoned this endeavor primarily due to the impact of the 1998-99 Asian economic recession on the ADFIAP member banks and throughout the Asia Pacific region.

On June 15, 1999, we sold 100% of Orion Canada's capital stock to members of Orion Canada's management in exchange for: 5,000,000 shares of preferred stock of a new company formed to purchase Orion Canada, which preferred stock has a total value of $5,000; the surrender by Orion Canada's management of approximately 462,000 shares of our common stock for cancellation; and assumption by the new company of the operating liabilities of Orion Canada and certain of our liabilities.

In July 1999, we acquired two German companies, EZ Electronic Payment Systems (EZ Elektronische Zahlungssysteme GmbH) ("EZ") and EPS Electronic Processing (EPS Elektronische Processing Systems GmbH) ("EPS") engaged in the business of renting point of sale equipment and processing transactions for electronic funds transfers at points of sales.

In December 1999, we formed a Delaware corporation, Globalinx Corporation, as a wholly-owned subsidiary for developing our telecommunication services business.


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In January 2000, we became a one-third partner in Rodan Telecom, a company offering real time stock quotes and related trade data for companies listed on the Warsaw Stock Exchange and other Polish exchanges.

On February 22, 2000, we acquired all of the issued and outstanding shares of Hancock pursuant to the Agreement. Prior to this acquisition, Hancock did not engage in any material business.

(2)      BUSINESS OF THE COMPANY

We are an international holding company concentrating on acquiring and developing companies engaged in Internet and telecommunications-based technologies and services for electronic commerce and business-to-business markets. We are currently focusing our efforts on two lines of business - electronic commerce (or e-commerce), including point of sale systems, and telecommunications. Through our subsidiary companies, we aim to deliver reliable, competitive and fully integrated carrier-quality telecommunications and electronic commerce solutions while providing the highest quality of customer service.

                    Electronic Commerce and EFT/POS Business

In July 1999 we acquired EZ and EPS. EZ rents machines that are used by retail merchants in point of sale transactions. EPS processes electronic fund transfers at point of sale (EFT/POS). Such transfers include transactions involving credit cards, bank customer cards (ATM), chip cards (cash cards), and private label cards. Since the acquisition of EZ and EPS, we determined that we could more profitably outsource the transaction processing part of the business to a third party than do it in house. EZ engaged Deutsche Verkehrsbank, part of the third largest German banking group, to provide billing, collection and transaction processing services for the EZ EFT/POS business. As a result, EPS no longer has any personnel and has ceased operations and will be liquidated later this year.

EZ rents multi-functional, electronic card processing terminals to its customers and charges a fixed monthly fee plus a fee for each transaction processed on the terminals. EZ has over 380 customers throughout Germany ranging from small retail stores and local governments to large retail organizations. These customers include Otto Stores, the largest retail catalogue store chain in the world. EZ has a strategic alliance with Trintech Limited, a manufacturer of electronic card reading machines pursuant to which EZ will acquire up to 3,500 terminals for placement at retail outlets of EZ's customers in Germany. EZ and Trintech have jointly developed a turnkey package for the delivery of electronic credit or debit card processing terminals for new customers. EZ purchases the terminals from Trintech, packages them with simple installation instructions, and mails them to new customers, including new stores identified by the retail outlet chains with whom EZ has a relationship. The terminals are easily connected to an electrical and telephone outlet, and the customer is immediately ready to process credit card transactions. EZ maintains a customer support hotline for its customers. Trintech also provides EZ with technical support services for the EFT/POS terminals.


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We believe the potential market for electronic funds transfers at points of sale in Germany is substantial. According to the German Bankers Association, there are over 49 million Eurocheque ("EC") cardholders, and over 15 million bank clients carrying debit cards in Germany. In addition, EZ terminals will accept credit cards, ATM cards, cash cards, and private label cards. We market EZ products and services primarily through direct mail advertising and referrals from banks and other businesses using our products.

EZ has formed a subsidiary in Warsaw, Poland known as EZ Elektroniczne Systemy Platinicze S. A. ("EZ Poland") to pursue the EZ business in Poland. EZ's strategic partner, a large Polish investment fund, holds a minority interest in EZ Poland. EZ Poland will rent electronic point of sale terminals to retail merchants in Poland for the processing of credit and debit card transactions. In addition, EZ Poland intends to seek strategic alliances with telecommunications service providers to market Globalinx's telecommunications services, including Internet-based services, to EZ Poland's customers. EZ Poland is currently completing its market research and business plan and negotiating with a supplier of Polish-approved point of sale terminals. We expect operations to begin in the third quarter of 2000.

In January 2000, we entered into a joint venture agreement pursuant to which we agreed to contribute $350,000 for a one-third interest in Rodan Telecom Sp.zo.o located in Warsaw, Poland. Thus far we have contributed $100,000 pursuant to the commitment. The other one-third partners are Zeto-Rodan Ltd. and CG Parkiet, both Polish companies. Zeto-Rodan has developed a comprehensive family of integrated software products designed for the Polish securities trading market. Over the past five years, these products have become the standard and are used by leading firms ranging from Polish banks to multinationals such as Credit Suisse First Boston, Citibrokerage S.A. and ING Baring, who collectively serve approximately 300,000 brokerage accounts in Poland. Parkiet is the leading business information publisher in Poland. They publish a daily paper and periodic magazine-style analysis of the Polish financial and economic markets and participate in a consortium of the leading financial publishers throughout the world. Rodan Telecom has developed a new service known as ParkietOnLine Professional. This service is the first of its kind in the Polish marketplace and allows users of the service to monitor real time buy and sell bids, trades, index values, and specific trade data, such as volume, in automatically updated tables and charts. The service is accessible around the clock and is live during Warsaw Stock Exchange trading hours. The service began testing in January and went operational with customers in March 2000. In the future, Rodan Telecom plans to expand ParkietOnLine to offer its securities firm users the ability to provide on-line securities trading to their brokerage account customers.

In January 2000, we entered into a non-binding letter of intent to acquire a company that manufactures and sells products and electronic systems that enhance the capabilities of point of sale equipment to verify individual transactions and document employee theft. The equipment interfaces with cameras, video tape and ATM or cash registers to ensure the integrity and accuracy of transactions for retailers and banks. The market and customer base of the target company is similar to that of EZ (small to mid-size banks, retail and commercial businesses), although to date, the company has concentrated its marketing efforts in the United States. The letter of intent contemplates our issuance of up to 250,000 shares of our common stock to


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consummate this acquisition. We are currently engaged in final negotiations of the acquisition documents for the target company and believe that the transaction will close by June 30, 2000.

We are also pursuing other strategic acquisitions to supplement this line of business.

                           Telecommunications Business

In late 1999, we took advantage of an opportunity to attract three experienced senior executives from a reorganizing telecommunications company. In December 1999, we incorporated Globalinx to pursue operations in the telecommunications business.

From its inception until March 2000, Globalinx has been establishing the infrastructure and systems necessary for a telecommunications reseller business. These efforts include establishing relationships with telecommunication providers, resellers, billing agencies and marketing organizations and obtaining necessary regulatory licenses. In January 2000, Globalinx signed an agreement with QWEST Communications to provide a comprehensive set of wholesale telecommunications services to be offered by Globalinx to retail customers and other carriers. Globalinx has also established relationships with a network of professional resellers, distributors and agents for the marketing of these telecommunications services. We have also engaged a billing company to provide back office billing services to Globalinx customers. Globalinx has received approval from the FCC to provide international telecommunications services and its tariff agreement is in effect. We recently reached agreement for the acquisition of a company that is licensed to provide and bill interstate and intrastate long distance telecommunications services to customers in each of the fifty states in the United States. These licenses are essential for the delivery and continued expansion of our telecommunications business.

Globalinx began operations in March 2000 and currently provides telecommunications services to over 15,000 customers, 85% of which purchase long distance services.

We intend to expand the operation of Globalinx both in terms of the services it will offer and the customer base it will service. Our agreement with QWEST enables us to offer state of the art telecommunications services including inter- and intrastate U.S. long distance service, international long distance, operator-assisted calling, U.S. and international toll-free calling, global calling cards, and data services such as point-to-point, frame relay, ATM (asynchronous transfer mode) and ISP (Internet service provider) services. Additional services available under the QWEST agreement include operator assisted conference service and multi-lingual customer services. We are currently negotiating with other service providers for similar service packages, as well as for local telecommunications services.

In March 2000, we entered into a non-binding letter of intent to acquire a 40% interest in a marketer of telecommunications services located in Scottsdale, Arizona. We are still in the process of negotiating that transaction. Globalinx also has been focused on certain "heritage markets" as part of its strategic marketing plan. Heritage market telecommunications services include providing long-distance access to underserviced areas of the world, as well as providing for the telecommunication needs of certain multi-lingual communities within the United States. Globalinx is negotiating to acquire the assets of a small telecommunications company which


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markets international long-distance telephone services to specific Eastern
European countries and provides telecommunications services to over 1,200 customers. We expect this acquisition to be completed by June 30, 2000. Through these and other acquisitions or strategic partnerships, we hope to expand the operations of Globalinx.

                               Business Expansion

In order to expand our business operations, we seek to acquire additional companies in the EFT/POS, electronic commerce and telecommunications marketplace through merger, acquisition and strategic alliance. In particular, we intend to continue to expand our market share within the rapidly growing telecommunications industry.

We believe that Internet Protocol (IP) telephony will lead the next generation in telecommunications services. IP telephony uses internet protocol technology through clear channel fiber optics, cables or cellular technology to provide telephone service. We are actively seeking strategic alliances in this arena.

We have not restricted the type of companies we may acquire in our marketplaces. We may acquire a business that only recently commenced operations, or a developing company in need of additional funds to expand into new products or markets, or an established business that may be experiencing financial or operating difficulties and needs additional capital. In some instances, a business opportunity may involve acquiring or merging with a corporation. We may purchase assets and establish wholly-owned subsidiaries in various businesses or purchase existing businesses as subsidiaries. Certain transactions may result in our present management and shareholders losing control of the Company. In addition, our officers and directors may, as part of the terms of the transaction, resign and be replaced by new officers and directors without a vote of our shareholders.

Because of general economic conditions, rapid technological advances being made in our targeted industries, and shortages of available capital, we believe that there are numerous firms seeking the benefits offered by association with a public company. These perceived benefits include facilitating or improving the terms on which additional equity financing may be sought, improving liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees and improving liquidity for all shareholders.

At times, we may have insufficient capital to purchase other businesses with cash or other assets. Instead, we primarily intend to acquire businesses for shares of our common stock. We believe that we offer owners of privately held businesses the opportunity to acquire an ownership interest in a public company at substantially less cost than is required to conduct an initial public offering of their own companies. We anticipate that securities issued in any such transaction would generally be restricted securities issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, we may agree to register such securities either at the time the transaction is consummated, or at a specified time thereafter. In pursuing this method of acquisition, we will incur significant legal and accounting costs.


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We intend to seek potential business opportunities from all known sources, but will rely principally on the personal contacts of our officers and directors as well as indirect associations between them and other business and professional people. From time to time, we may engage the services of consultants or other outside professionals for their assistance in locating and evaluating appropriate business opportunities.

The analysis of new business opportunities will be under the supervision of our officers and directors. Among other factors, they will consider:

         1.       the available technical, financial and managerial resources

         2.       working capital and other financial requirements

         3.       history of operation, if any

         4.       prospects for future growth and expansion

         5.       present and expected competition

         6. the quality and experience of management services which may be available and the depth of that management

         7.       the potential for further research, development or exploration

         8. specific risk factors not now foreseeable but which then may be anticipated to impact our proposed activities

         9.       the potential for profit

         10. the perceived public recognition or acceptance of products, services or trades

         11.      name identification

Opportunities in which we may participate will present certain risks, many of which cannot be identified adequately prior to selecting a specific opportunity. Our shareholders must, therefore, depend on our officers and directors to identify and evaluate such risks. Promoters of some opportunities may be unable to develop a going concern or may present a business in its development stage. Even after our participation, there is a risk that the combined enterprise may not become a going concern or advance beyond the development stage. Other opportunities may involve new and untested products, processes, or market strategies that may not succeed.

The investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention as well as substantial costs for accountants, attorneys and others.


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If we decide not to participate in a specific business opportunity the costs incurred in the investigation of the business would not be recoverable. Furthermore, even if an agreement is reached for our participation in a specific business opportunity, the failure to complete that transaction may result in the loss of the related costs incurred.

In order to finance our continued business expansion we will require significant additional funding. Our operating budget for the next 12 months indicates that we will need $3 million for working capital of which only a small portion will be generated by operations. We recently commenced a private placement of our common stock in order to raise additional financing of approximately $5 million. We have arranged for this amount of financing through an investor group located in Zurich, Switzerland, which has contracted to purchase 1 million shares of Orion common stock at a minimum price of $4 per share, to be adjusted as provided therein. As of May 15, 2000, the first installment of $403,000 was received in exchange for 89,556 shares at $4.50 per share. The Agreement also provides that additional amounts will be raised or provided by the investor group as needed to finance strategic acquisitions.

                                   Competition

We face stiff competition from established companies within our various industry markets, as well as from possible new entrants into such markets.

Telecommunications Competition

There are a number of regional competitors in the United States that market individual and bundled local and long distance telephone services to residential and small business customers. Among long distance service providers, we must compete with establish providers such as QWEST, MCI, and AT&T. If we are successful in negotiations to offer local telephone service, we will be competing against companies such as SBC and the regional Bell providers, including Bell South, Bell Atlantic, and others. Customers currently using regional Bell operating companies for their local services will also soon be able to choose new local savings plans just as they can select long distance providers today. Such discounts and plans will further increase our competition in the event that we are successful in offering local service. If we are successful in offering ISP services as intended, we would be competing against established companies such as Mindspring, Earthlink, and MSN. All of the above named competitors have significantly greater resources than we do and an established business record for offering their respective telecommunications services.

We are aware of far fewer telecommunications marketing companies that offer the bundled full range of services that we hope to offer in the future. Companies presently providing such bundled services include Communications 2000 and Ciera Networks. By bundling the various telecommunications services that we offer, we hope to provide additional value and savings to our customers, thereby gaining an advantage in the highly competitive telecommunications market. Globalinx will also face competition in marketing its telecommunications services to resellers. There are many resellers of telecommunications products that may compete with some of Globalinx's products and services.


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Point of Sale/EZ Competition

The EFT/POS market is still developing in Germany. The market for the sale or rental of POS terminals and transaction processing in Germany is very fragmented and there is no apparent industry leader to date. For example, EZ is one of over 15 distributors for Trintech Limited in Germany, several of which are in direct competition with EZ. Some of these competing distributors, however, have limited their operations to specific regions of Germany. We believe that EZ is typical of Trintech's distributors and does not face any significant competitive disadvantage compared to the other Trintech distributors. There are also major multinational corporations that manufacture POS equipment, including Giesecke & Divirent, and Verifone, a subsidiary of Hewlett Packard. These large corporations also use sales agents or representatives to sell their products in Germany. We believe that these large corporations typically offer a more expensive product and require a three to five year lease or service contract, personally guaranteed by the owner of the retail customer for the full term of the contract. EZ rents its product under contracts that may be cancelled on one month's notice. This short term contract may give EZ a competitive advantage with the small retail shop owner that does not want personal liability for a long term contract. We believe that the Trintech product is also more up to date and is fully Euro compliant for the German marketplace. EZ will also face competition from banks that offer point of sale equipment at very competitive rates.

Business Opportunity Competition

We will also face extreme competition both in the identification and acquisition of appropriate target businesses in our lines of business and in the operation of any businesses acquired. There are many established management and financial consulting companies and venture capital firms that have significantly greater financial and personal resources, technical expertise and experience than we do. In view of our limited financial resources and management availability, we will continue to be at significant competitive disadvantage. In particular, venture capital firms are aggressively pursuing telecommunications companies and may be in a better position to acquire an interest in companies that we might pursue.

                                    Employees

We have 8 full time employees and 5 full time consultants. These include 2 executive officers and one accounting consultant who manage the holding company and oversee the strategic acquisitions at the Orion offices in Alexandria, Virginia; five EZ employees located in the Frankfurt area of Germany and 1 located in Warsaw, Poland; and four full time Globalinx consultants located in Alpharetta, Georgia.


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                                  Risk Factors

Our business is subject to numerous risk factors, including the following:

WE HAVE A LIMITED BUSINESS HISTORY AND HAVE ONLY RECENTLY BEGUN GENERATING REVENUE.

We have a limited history and have only recently generated limited revenues from operations. We have limited assets and limited financial resources. We will, in all likelihood, continue to sustain operating losses which will increase continuously until our businesses are more fully developed or until we complete a business combination with a profitable business. There is no assurance that we will ever become profitable or will identify a business opportunity or complete a business combination.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO SUCCESSFULLY COMPETE AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES

The markets in which we operate are extremely competitive and can be significantly influenced by the marketing and pricing decisions of the larger industry participants. There are limited barriers to entry in either the electronic commerce or the telecommunications markets in which we compete. We expect competition in these markets to intensify in the future. Competition for customers in the markets in which we compete is often focused on the basis of price and, to a lesser extent, on the basis of the type and quality of service offered. Increased competition could force us to reduce our prices and profit margins.

THE MARKET FOR OUR ELECTRONIC COMMERCE AND TELECOMMUNICATIONS SERVICES IS NEW AND EVOLVING AND WE CANNOT PREDICT WHETHER THE MARKET WILL CONTINUE TO GROW

The market for point of sale and telecommunications services is new and rapidly evolving. Although we expect demand for these services to grow, we cannot assure you that this growth will occur. Certain critical issues concerning commercial viability of these services, including security, reliability, ease and cost of access and quality of service, may develop and may negatively impact our growth. To be successful, we must develop and market our services in a rapidly changing marketplace. Therefore, there is a risk that our services will become obsolete.

THE TELECOMMUNICATIONS INDUSTRY IS UNDERGOING RAPID TECHNOLOGICAL CHANGES, AND OUR FAILURE TO KEEP UP WITH SUCH CHANGES COULD CAUSE US TO LOSE CUSTOMERS AND IMPEDE OUR ABILITY TO ATTRACT NEW CUSTOMERS.

The telecommunications industry is subject to rapid and significant changes in technology, customer requirements and preferences and our failure to keep up with such changes could cause us to lose customers and impede our ability to attract new customers. New technologies could


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reduce the competitiveness of our products. We may be required to select one technology over another, but at a time when it would be impossible to predict with any certainty which technology will prove to be the most economic, efficient or capable of attracting customer usage. Subsequent technological developments may reduce the competitiveness of our products and require unbudgeted upgrades or additional products that could be expensive and time consuming. If we fail to adapt successfully to technological changes or obsolescence or fail to obtain access to important technologies, we could lose customers and impede our ability to attract new customers.

RESISTANCE BY POTENTIAL CUSTOMERS TO ACCEPT US AS A NEW PROVIDER OF TELECOMMUNICATIONS SERVICES MAY REDUCE OUR ABILITY TO INCREASE OUR REVENUE.

The success of our telecommunications business will be dependent upon, among other things, the willingness of additional customers to accept us as a new provider of telecommunications services. We cannot assure you that we will be successful in overcoming the resistance of potential customers to change their service provider, particularly those that purchase services from the traditional telephone companies, or that customers will buy our services. The lack of customer acceptance would reduce our ability to increase our revenue.

WE COULD BE ADVERSELY EFFECTED BY CHANGES IN GOVERNMENTAL REGULATION OF TELECOMMUNICATIONS.

As a telecommunications company, we are subject to the regulatory authority of the U.S. Government under the Federal Communications Commission's authority, and the national and local communications authorities of the other countries in which we operate. We are also subject to the rules and regulations of local Public Utility Commissions. Our business prospects could be adversely affected by the adoption of new laws, policies, or regulations, or by changes in the interpretation or application of existing laws, policies, and regulations that modify the present regulatory environment.

A DETERIORATION IN OUR RELATIONSHIPS WITH CARRIERS AND OTHER THIRD PARTY TELECOMMUNICATIONS COMPANIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We depend on other carriers and third party telecommunications companies, including foreign government-owned telephone authorities, for many of our key functions and services, including local switching of long distance telephone traffic and national and international network connectivity of telephone traffic. We may be unable to extend or replace our existing contracts with our carriers on terms comparable to our existing agreements. These carriers are not restricted from competing against us. We are currently dependent primarily upon QWEST, which is our primary provider of telecommunications. Our business could be adversely affected by a deterioration in this relationship, or in our relations with any of our other suppliers.


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IF OUR BACK OFFICE SERVICES ARE UNABLE TO MEET THE NEEDS OF OUR CUSTOMERS, WE
MAY LOSE CUSTOMERS.

Sophisticated back office processes and billing systems are vital to our growth and our ability to achieve operating efficiencies. We are dependent on other companies for our billing and certain other support systems. We cannot assure you that these systems will perform as expected which could cause us to lose customers.

THE E-COMMERCE INDUSTRY IS RAPIDLY CHANGING AND OUR FAILURE TO ADAPT TO NEW TECHNOLOGIES COULD ADVERSELY AFFECT OUR BUSINESS.

     The e-commerce industry is characterized by:

     - rapid technological changes;
     - frequent emergence of new industry standards and practices; and
     - continual changes in user and customer requirements and preferences.

Failure to adapt to the evolving technologies, industry standards and user requirements and preferences on an ongoing basis could have a material adverse effect on our ability to attract customers for our point of sale and e-commerce operations. We cannot assure you that we will be successful in this regard.

BEING FOCUSED ON THE ELECTRONIC COMMERCE AND TELECOMMUNICATIONS INDUSTRIES, WE LACK BUSINESS DIVERSIFICATION.

We have focused our business efforts within the electronic commerce and telecommunications industries. In all likelihood, our proposed operations, even if successful, will result in a business combination with only a limited number of entities. Consequently, the resulting activities may be limited to those entities' businesses. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry, thereby increasing the risks associated with our operations.

WE ARE DEPENDENDANT UPON OUR MANAGEMENTS' ABILITY TO IDENTIFY AND CREATE BUSINESS OPPORTUNITIES AND STRATEGIC PARTNERSHIPS.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of identified business opportunities. While management intends to seek business combinations with entities having established operating histories, we cannot provide assurance that we will successfully locate candidates meeting such criteria. If we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm together with numerous other factors beyond our control.


                                      13.

WE MAY BE ADVERSELY AFFECTED BY THE LOSS OF ANY OF OUR OFFICER'S SERVICES.

We rely on the experience and business relations of our officers to effectuate our business plans. Many of our officers have not yet entered into written employment agreements, nor have we obtained key man life insurance for such individuals. The loss of the services of any of such officers could adversely affect .

THERE IS SIGNIFICANT COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS WITH OTHER COMPATIBLE TELECOMMUNICATIONS COMPANIES.

We are, and will continue to be, an insignificant participant in the business of seeking mergers and joint ventures with, and acquisitions of small private entities. A large number of established and well financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may also be desirable target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than we do. Consequently, we are at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also be competing with numerous other small public companies in seeking merger or acquisition candidates.

WE MAINTAIN NO PREDETERMINED STANDARDS FOR BUSINESS COMBINATIONS AND WE MAY BE UNABLE TO NEGOTIATE FAVORABLE TRANSACTIONS IN THE FUTURE.

There can be no assurance that we will successfully identify and evaluate suitable business opportunities or conclude a business combination. There is no assurance that we will be able to negotiate a business combination on favorable terms. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

IN SEEKING STRATEGIC PARTNERS AND BUSINESSES FOR COMBINATION, WE ARE SUBJECT TO PROBABLE CHANGES IN CONTROL AND MANAGEMENT.

A business combination involving the issuance of our common stock may result in shareholders of a private company obtaining a controlling interest in our ownership. Any such business combination may require our management to sell or transfer all or a portion of our common stock held by them, or resign as members of the Board of Directors. The resulting change in control of our ownership could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

OUR INTENDED BUSINESS COMBINATIONS MAY DILUTE THE PERCENTAGE SHARE OWNERSHIP OF OUR INVESTORS.


                                      14.

Our primary plan of operation is based upon a series of business combinations with private or small public concerns which, in all likelihood, would result in our issuing securities to shareholders of such private or small public companies. Issuing previously authorized and unissued common stock will reduce the percentage of shares owned by present and prospective shareholders, and a change in our control and/or management.

FUTURE BUSINESS COMBINATIONS COULD RESULT IN ADVERSE TAX IMPLICATIONS.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination that we may undertake. Typically, these transactions may be structured to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. Management cannot assure that a business combination will meet the statutory requirements for a tax-free reorganization, or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL FUNDS, WHICH COULD PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN.

We need additional financing for future capital expenditures to implement our business plan, including:

     - development of our product offerings and our back office systems;

     - offering new telecommunications and e-commerce services;

     - acquisition of synergistic companies or other business opportunities; and

     - financing operating losses.

We cannot assure you that any additional financing will be available to us on favorable terms or at all. If we cannot obtain additional financing when necessary, our ability to implement our business plan will be impaired.

WE HAVE LIMITED INFORMATION ABOUT OUR SHAREHOLDERS.

We believe a substantial portion of our equity securities are held by non-U.S. persons, including non-U.S. banks that hold securities on behalf of their customers and are prohibited by local bank secrecy laws from disclosing information regarding the beneficial ownership of accounts. As a result, non-U.S. persons may be able to substantially influence the markets of our common stock. We could have difficulty in effecting service of process and enforcing civil liabilities arising under U.S. securities laws against non-U.S. persons.


                                      15.

WE ARE SUBJECT TO FOREIGN EXCHANGE RATE RISKS

The revenue and expenses from our point of sale and other international operations will largely be in Euros and deutsche marks (which as of January 1, 1999 are fixed to the Euro), instead of the dollar, our reporting currency. As we expand our international operations, we expect that we will continue to generate revenues in currencies other than the dollar. Accordingly, our revenues from our international operations will continue to be impacted by fluctuations in the exchange rate of the Euro and deutsche mark against the U.S. dollar. As a result, we will be exposed to foreign currency exchange risks, and our results of operation will likely be effected by fluctuations in value in the local currency. Such risks generally depend on economic and political events over which we have no control.

PURCHASES AND SALES OF OUR STOCK ARE SUBJECT TO PENNY STOCK REGULATIONS

Our stock has had a market price of less than $5.00 per share in recent times. The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. During periods when our common stock does not qualify for inclusion on the Nasdaq SmallCap Market, the common stock will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the public market.

(3) REPORTS TO SECURITY HOLDERS

Hancock, our predecessor, was a publicly reporting corporation. Following our acquisition of Hancock, we are now required to file reports with the Securities and Exchange Commission ("SEC"). We plan to prepare and provide annual reports to our security holders beginning in 2001.

A copy of materials filed with the SEC may be obtained and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet


                                      16.

site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at the site http://www.sec.gov.

B. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Prior to May 30, 2000, our common stock was traded on the OTC Bulletin Board, a service operated by the Nasdaq Stock Market, Inc., under the trading symbol "ORTG". Our common stock was removed from the OTC Bulletin Board in accordance with NASD Market Rule 6530. Our common stock is currently listed in the electronic pink sheets. We intend to re-list the common stock on the OTC Bulletin Board after the SEC has completed its review of this Form 8-K/A and any amendments required thereto.

               Overview of our Business and Results of Operations

You should bear in mind that during all of 1998 and the first half of 1999 that we were engaged in a business different from our current business model. We have accounted for that business as a discontinued operation in our financial statements. During 1999, we changed our focus, and as part of this change we divested of Orion Canada, and acquired two German companies, EZ Electronic Payment Systems (EZ Elektronische Zahlungssysteme GmbH) ("EZ") and EPS Electronic Processing (EPS Elektronische Processing Systems GmbH) ("EPS") both engaged in the business of rental of point of sale equipment and processing transactions for electronic funds transfers at points of sales (EFT/POS). Our focus is on providing electronic commerce and telecommunications services. In December 1999, we formed Globalinx, a wholly owned subsidiary that is concentrating on providing integrated telecommunications services. Operations for both of these entities have only recently commenced. Before the acquisition of EZ and EPS, our business consisted solely of the operations of our subsidiary Orion Canada that was heavily focused on e-commerce in the banking business in Asia Pacific. We divested Orion Canada on June 15, 1999 due to its sustaining of material losses and our belief that such losses could not be easily remedied.

We are focusing on developing the infrastructure necessary to grow both our domestic and European EFT/POS and telecommunications operations, and we have incurred certain costs related to that development. Many of our lines of business are in their early stages of development. EZ is a relatively young company, it began generating revenue in 1997, and Globalinx, formed in late 1999, began generating revenue during April 2000.

As a part of our plan, in January 2000, we entered into a joint venture agreement as a one-third partner in Rodan Telecom Sp.zo.o located in Warsaw Poland. We have agreed to invest $350,000 in three installments in Rodan Telecom to acquire a one-third interest. We made our first installment of $100,000 in January 2000, plan to make its second installment of $150,000 in June 2000, and our third and final installment of $100,000 in July 2000. The other one-third partners are Zeto-Rodan Ltd. and CG Parkiet, both Polish companies. Zeto-Rodan has developed a comprehensive family of integrated software products designed for the Polish securities trading market. Over the past five years, these products have become the standard and are used by leading firms ranging from Polish banks to multinationals such as Credit Swiss First Boston,


                                      17.

Citibrokerage S.A. and ING Baring, who collectively serve approximately 300,000 brokerage accounts in Poland. Parkiet is the leading business information publisher in Poland. They publish a daily paper and periodic magazine-style analysis of the Polish financial and economic markets and participate in a consortium of the leading financial publishers throughout the world. Rodan Telecom has developed a new service known as ParkietOnLine Professional, which we believe is the first of its kind in the Polish marketplace. The service allows users to monitor realtime buy and sell bids, trades, index values, and specific trade data, such as volume, in automatically updated tables and charts. In the future, Rodan Telecom plans to expand the ParkietOnLine service to offer its securities firm users the ability to provide on-line securities trading to their brokerage account customers. This enterprise began commercial service in March of 2000.

Also, in January 2000, we entered into a non-binding letter of intent to acquire a company that manufactures and sells products and electronic systems that enhance the capabilities of point of sale (POS) equipment to verify individual transactions and document any evidence of theft. The equipment interfaces with cameras, video tape, and ATM or cash registers, to ensure the integrity and accuracy of transactions for retailers and banks. The market and customer base of the target company is similar to that of EZ (small to mid-size banks, retail and commercial businesses), although to date, the target has concentrated its marketing efforts in the United States. We are currently engaged in final negotiations of the acquisition documents prepared for this transaction. The acquisition documents currently provide for our issuance of up to 250,000 shares of our common stock as consideration for the target company. We believe that the target company will provide value added services to our electronic funds transfer and point of sale business and allow our family of companies to further capitalize on marketing synergies between them. We expect this acquisition to be consummated by June 30, 2000.

Pursuant to a Share Exchange Agreement dated February 22, 2000, we acquired all of the issued and outstanding capital stock of Hancock Holdings, Inc. Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, we became the successor issuer to Hancock for reporting purposes under the Securities Exchange Act of 1934, which was the sole reason that we acquired Hancock. Prior to our acquisition of Hancock, Hancock was a publicly reporting shell company with substantially no assets or liabilities, and no operations.

In March 2000, we entered into a non-binding letter of intent for the acquisition of a 40% interest in a privately held affinity and network marketer of telecommunications services located in Scottsdale, Arizona for up to $6,000,000 of which up to $625,000 will be advanced in the form of a convertible loan, with the remaining amount in Company common stock if and when revenue projections are met. We entered into a Promissory Note and Security Agreement with this company under which they can borrow up to $625,000. We have advanced this company a total of $250,000 in March, and in April advanced them an additional $80,000 under this Agreement, for a total advance of $330,000. This amount and subsequent loan advances can be converted to equity at the time of closing.

In order to expand our business operations, we seek to acquire additional companies in the EFT/POS, e-commerce and telecommunications marketplace through merger, acquisition and strategic alliance. In particular, we intend to continue to expand our market share within the rapidly growing telecommunications industry. The need for wireless and Internet-based protocols


                                      18.

of telecommunications is anticipated to grow exponentially. Technology research firm Dataquest expects that the number of wireless data subscribers in the U.S. alone will explode from three million in 1998 to 36 million in 2003. (Forbes Daily Newsletter 12/03/99) The International Telecommunications Union believes that cellular will overtake fixed-line access for voice and Internet access within five years. The next generation of wireless and web integration is merging into a universal handset with global service. Wireless Access Protocol will enable multi-media communications capabilities for all mobile phone users.

We believe that Internet Protocol (IP) telephony will lead the next generation in telecommunications services. IP telephony domestic Minutes of Use (MOU) will grow from five billion MOU in 2000 to over 50 billion MOU in 2005. A recent survey of information system and telecom managers at major U.S. corporations found that 80 percent have IP-based network architectures; of the remaining 20 percent, half intend to migrate to IP in 2000 (The Yankee Group). The Company is actively seeking strategic alliances and the development of its own capabilities to deliver services within this convergent technology.

                        Results of Continuing Operations

We incurred losses from operation of $1,293,710 or $0.75 per share and $999,114 or $0.78 per share during the years ended December 31, 1999 and 1998, respectively. We also incurred losses from discontinued operations of $850,819 and $3,291,036 during the years ended December 31, 1999 and 1998 and an extraordinary loss of $408,830 during the year ended December 31, 1999. As outlined above, we have entered into several non-binding letters of intent for acquisitions that we expect to close during the second or third quarter of 2000. We also entered into, and began to fund our investment in a Polish joint venture. We anticipates that these entities will add product offerings and services that are in our areas of focus and will contribute both revenues and cash flows once fully integrated and operational.

We strongly believe that our current operations are not indicative of our future operations. It is difficult for us to predict what those operations will consist of, since we are in the process of refining our focus and building our Company. We expect this to include additional acquisitions to those identified above, all of which will need to be integrated, and will provide us with expanded product offerings in our areas of focus.

REVENUES - In connection with our acquisition of EZ on July 8, 1999, we began generating revenues, recognizing $62,556 of revenue during 1999. We had never recorded revenues before. Our revenue was derived entirely from the rental and transaction processing of Point of Sale terminals to EZ's customer in Germany. We believe that this business has significant growth potential, in part through the sale of additional services that will be available to us when we close our planned acquisition of the company that manufactures and sells products and electronic systems to enhance the capabilities of POS equipment to verify individual transactions and document evidence of employee theft.

We began recognizing revenue from the resale of long distance telecommunications services in Globalinx in April 2000. Globalinx presently services over 15,000 customers.


                                      19.

EXPENSES - During the year ended December 31, 1999, we incurred general and administrative expenses totaling $1,306,615 representing an increase of $408,329 over the amount incurred during 1998. We noted that when the December 31, 1999 general and administrative expenses are adjusted for cost that were incurred by our German subsidiaries of $302,990 and depreciation and goodwill amortization of $526,727, our Orion stand alone general and administrative costs actually decreased. This is due to Orion having had very little business activity during the first half of 1999.

We expect our general and administrative costs to continue to increase in 2000 and beyond, as we implement our business plan, which will include increased business and acquisition activity and the expansion of our employee base. As we complete additional acquisitions, we anticipate that we will acquire additional property and equipment, and will record additional goodwill. We expect goodwill and depreciation expense to also continue to increase in the future.

INCOME TAXES - There was no provision for federal or state income taxes for the period from our inception due to our operating losses. At December 31, 1999 and 1998, we had net operating loss carryforwards for income tax purposes. A valuation allowance has been established and, accordingly, no benefit has been recognized for our net operating losses and other deferred tax assets.

               Discontinued Operations - Disposal of Orion Canada

On July 15, 1999, the Company completed the disposal of its previous e-commerce operations, consisting of the Company's subsidiary, Orion Canada, to eXcape.Net, Inc., a company formed by the management of Orion Canada to acquire Orion Canada.

In exchange for all the capital stock of Orion Canada and the forgiveness of an intercompany receivable of $7,769,979 due from Orion Canada, the Company received 461,818 shares of its issued and outstanding common stock held by the management of Orion Canada, 5,000,000 shares of eXcape.Net, Inc. (valued by the Company at $5,000) and assumption of liabilities of the Company by eXcape, totaling $176,068 which existed at the time of the divestiture. The Company accounted for this transaction as a reorganization, and recorded no gain or loss on the sale of Orion Canada. Orion Canada reported net losses from operations of $850,819 and $3,291,036 during 1999 and 1998, respectively.

                Extraordinary Loss - Conversion of Debt to Equity

During 1999, we recognized an extraordinary loss of $408,830 related to the conversion of $1,573,489 of debt into 428,517 shares of common stock. In order to entice the holders of this debt to convert their debt into common stock, we offered these holders a 30% discount off our common stock market price. As described in Note 6 to the financial statements, we converted $248,950 of debt owed to NewDominion, a related party, into 75,807 shares of common stock.

In connection with our acquisition of EZ, we assumed $2,225,119 of debt that, as a condition of our acquisition, we converted into 657,601 shares of common stock. As described in Note 6 to


                                      20.

the financial statements, we recorded $116,374 as additional goodwill in connection with the conversion of this debt.

                   Cash Flow, Liquidity and Capital Resources

LIQUIDITY AND CAPITAL RESOURCE - Since inception we have primarily financed our company through private equity financings. Since our formation as Geoasia in 1996, through the merger with Orion Technologies, Inc, ("Old Orion") in 1997, we have raised approximately $9,611,000 through December 31, 1999 from the sale of our capital stock in private placements.

Since December 31, 1999, we have raised approximately $1,120,000 from the sale of our common stock primarily in offshore private placements with European investors. In March 2000, the Company entered into a Funding and Subscription Agreement with OIF Optimum Investment Finance AG (OIF) for the sale of up to 1,000,000 shares of the Company's common stock to OIF at a minimum price of $4.00 per share, subject to adjustment, as set forth in the Agreement. As part of this Agreement, OIF has committed to provide working capital and operating funds of up to $3,000,000 to the Company in four quarterly installments of $750,000 beginning in May 2000. The Agreement also provides for OIF to fund the Company with up to $1,500,000 of additional expansion funds for acquisitions, mergers or strategic partnerships. The Agreement was entered after the completion of the annual budgeting and planning process for the Company. The amount and timing of additional working capital and expansion funding was determined as a result to that planning process. As of May 15, 2000, OIF has provided the Company with $403,000 through the purchase of 89,556 shares of Company common stock under this Agreement.

We currently have no bank loans or lines of credit available for our use.

ANALYSIS OF CASH FLOWS - Net cash used in operating activities for the year ended December 31, 1999 was $655,450, which represented a decrease from $856,217 used during the year ended December 31, 1998. This reduction in cash flows was primarily due to our management of cash flows and the acquisition of EZ and EPS.

Net cash used in investing activities during 1999 consisted of the cash paid, net of cash received, for EZ and EPS, and equipment purchases. We expect to increase our capital expenditures and enter into lease commitments in the future consistent with our anticipated growth in operations, infrastructure and personnel.

Net cash from financing activities was $781,500 for the year ended December 31, 1999 from the sale of 903,828 shares of our common stock. During the year ended 1998, we received funds from the sale of our common stock totaling $689,661 and from borrowings of $1,029,247. We converted this debt into equity during 1999 as described below.

We expect to experience significant growth in our operating expenses in the future, particularly as we acquire new companies, enter into strategic partnerships and expand our product offerings as we execute our business plan. As a result, we anticipate that these operating expenses, as well as planned capital expenditures, will constitute a material use of our future cash resources. In


                                      21.

addition, we may utilize cash resources to fund acquisitions or investments in complementary businesses, technologies or product lines. We believe that the net proceeds from the sale of common stock under the Funding and Subscription Agreement with OIF, supplemented by any cash flows from our operations, will be sufficient to meet our operational and capital expenditure requirements for at least the next twelve months. Thereafter, we may find it necessary to obtain additional equity or debt financing. In the event additional financing is required, we may not be able to raise it on acceptable terms or at all. Any failure to raise additional financing will likely place the Company in significant financial jeopardy. Therefore, the Company cannot predict the adequacy of its capital resources on a long-term basis.

                                Year 2000 Issues

We did not experience any significant problems associated with Year 2000 issues, and we are not aware that any of our suppliers or vendors are experiencing any such problems.

                          New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133. SFAS 133 requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through net income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in fair value of assets, liabilities, or firm commitments through earnings or recognized in the other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of the derivative's change in fair value will be immediately recognized in earnings. SFAS 133 is effective for our fiscal year ending December 31, 2001. We do not currently hold any derivatives and do not expect this pronouncement to materially impact our results of operations.

     Quantitative and Qualitative Disclosures About Market Risk Disclosures

FOREIGN CURRENCY RATE FLUCTUATIONS - The functional currency for our German subsidiary is the deutsche mark. Our German subsidiary's accounts are translated from the German deutsche mark to the U.S. dollar using the current exchange rate in effect at the balance sheet date, for balance sheet accounts, and using the average exchange rate during the period, for revenues and expense accounts. The effects of translation are recorded as a separate component of stockholders' equity, and to date, have not been material. Our German subsidiary conducts its business in local European currencies. Exchange gains and losses arising from these transactions are recorded using the actual exchange differences on the date of the transaction. We have not taken any action to reduce our exposure to changes in foreign currency exchange rates, such as options or futures contracts, with respect to transactions with our German subsidiary or transactions with our European customers.


                                      22.

C. DESCRIPTION OF PROPERTY

Our principal executive offices are currently located at 1800 Diagonal Road, Suite 500, Alexandria, Virginia 22314, where we sublease corporate offices under a verbal month-to-month lease agreement with NewDominion Capital Group Inc. for $1,500 a month. We have outgrown our Alexandria offices and will be moving to larger corporate offices at 1133 21st Street, N.W. in the District of Columbia before June 15, 2000. The new space includes four executive offices and computer equipment and Internet and telecommunications access for $8000 a month and is on a month-to-month basis. Globalinx's operational headquarters are in Alpharetta, Georgia, where we have negotiated to rent 4,000 square feet of office space for the monthly rent of $6,500 with a lease term expiring in January 2002. EZ operations are based in Sprendlingen/Dreieich, Germany, where it leases office space and parking spaces at a rate of $3,350 (DM 6,700) per month and a term expiring on September 30, 2001. EZ also shares a small office in Warsaw, Poland at a nominal monthly rent. We do not own or invest in any real estate or interests in real estate.

D. SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our outstanding common stock as of May 15, 2000 by each person or group that owns more than 5% of the outstanding common stock, each of our directors and executive officers and all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and includes shares over which the listed beneficial owner exercises voting and/or investment power. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below have sole voting and investment power with respect to the number of shares listed opposite their name.

                                                  AMOUNT OF COMMON STOCK              PERCENT OF COMMON STOCK
                                                     BENEFICIALLY OWNED                 BENEFICIALLY OWNED(1)

Directors and Officers
----------------------

A. Frans Heideman                                            75,807(2)                             1.8%
Klaus Maedje                                                 24,836                                  *
James D.M. McComas                                                0                                  *
Preston W. Riner                                                  0                                  *

All current directors and officers
as a group (four persons)                                   100,633                                2.5%

5% or More Stockholders
-----------------------

First Capital Invest Corp.                                  443,255(3)                            10.3%
        P.O. Box 2071
        Muhlebachstrasse 54
        CH8032
        Switzerland
Maximum Investments Ltd.                                    397,222                                9.3%
        c/o Dr. Marco Stoffel & Partner
        Dolderstrasse 16
        CH-8034
        Zurich, Switzerland
OIF Optimum Investment FinanceAG                          1,711,556(4)                            39.9%


                                      23.

         29 Renweg
         CH-8001
         Zurich, Switzerland

         *    Represents a less than 1% interest

         (1) Based on 4,293,133 shares issued and outstanding as of May 15, 2000.

         (2) These shares are held in the name of NewDominion Capital Group, Inc., a company controlled by Mr. Heideman.

         (3) First Capital Invest Corp. ("FCIC") has advised us that such shares are held as nominee for various clients of FCIC, none of whom beneficially own more than 400,000 shares of Orion stock and none of whom are acting in concert. FCIC has advised us that its clients have voting power and investment power with respect to these shares and that FCIC disclaims beneficial ownership of these shares

         (4) OIF Optimum Investment Finance AG ("OIF") has advised us that such shares are held as nominee for various clients of OIF, none of whom beneficially own more than 400,000 shares of Orion stock and none of whom are acting in concert. OIF has advised us that its clients have voting power and investment power with respect to these shares and that OIF disclaims beneficial ownership of these shares.

E. DIRECTORS AND EXECUTIVE OFFICERS

(a) The following table presents information about each of our executive officers and directors, who will serve until our next annual meeting, or until their successors are elected or appointed and qualified.

                        NAME                         AGE                     OFFICE HELD
                        ----                         ---                     -----------
                  A. Frans Heideman                   57          President, Secretary and Director

                  James D. M. McComas                 62          Chief Financial Officer, Treasurer
                                                                  and Director

                  Preston W. Riner                    52          President of Globalinx

                  Klaus Maedje                        48          Director

A. Frans Heideman. Mr. Heideman was elected to our Board of Directors and as Secretary in August 1997 and became our President and Secretary in February 1999. He has had a career in international investment banking, trade and management. In 1993, Mr. Heideman formed NewDominion Capital Group, Inc., a merchant banking and investment banking services company, and has served as NewDominon's president since its inception. Prior to NewDominion, he was a partner of Peers & Co., a merchant bank, and the President of Peers' Trading. In those capacities he worked with major Scandinavian electronics firms and Peer's purchase and management of Lloyd's Electronics. Mr. Heideman has been a principal shareholder and chief executive of firms actively involved in business throughout the world, including Gates Learjet Distributorship for the entire Middle East, Linx Building Systems, a G.E. licensed manufacturer of building products, and Semicon, a distributorship for National Semiconductor throughout Northern Europe. Mr. Heideman currently serves on the board of a number of publicly traded portfolio companies including US Digital Communications, Inc. and Pyrocap International, Inc.


                                      24.

He served on the Board or Directors of ZMAX Corporation, a Nasdaq listed company, from 1996 until 1997.

James D.M. McComas. Mr. McComas was appointed as the Company's Chief Financial Officer in March 2000 and became a Director in May 2000. Mr. McComas has been engaged as a venture investor and financial consultant since leaving his position at Johns Hopkins in 1992. From 1997 through 1999, Mr. McComas was the Managing Director of Cambridge Capital Management Group LLC who were engaged in forming a Small Business Investment Corporation under the sponsorship of the SBA. He has extensive experience in finance, banking and management. He began his career at Chase Bank as Assistant Treasurer and lending officer in London. During his career he has served as the International Treasurer and Director of Finance for General Foods International and Vice President and Treasurer of the food products division of W.R. Grace & Co., and the Executive Vice President in charge of International and Domestic Banking at Riggs National Bank in Washington D.C. Most recently, from 1984 to 1992, Mr. McComas was the founding President of Dome Corporation, the for-profit business development arm of Johns Hopkins University and Health Systems, where he formed and operated a technology transfer venture fund to commercialize university research and technology. Mr. McComas served as a Director and Treasurer of Orion for one year during 1997 and 1998. He resigned to assume responsibilities as Managing Director of Cambridge Capital Management Group.

Preston W. Riner. Mr. Riner has been an executive consultant to Orion since October 1999 and has been the President and a director of Globalinx since its formation in December 1999. Mr. Riner is a 32-year veteran of the telecommunications industry. He has extensive experience in global network services, emerging technologies and telecommunications management. He began his career with AT&T with positions in Operations and Engineering, National Accounts Sales and Marketing and Director of Sales Promotions. He was Sales Director for Octel Communnications from 1987 until 1989 and Vice President and General Manager for Boston Technology from 1989 to 1995. In 1995, he founded Enhanced Personal Communications, Inc. and served as its President and CEO until its acquisition by US Digital Communications, Inc. in January 1999. Mr. Riner continued as Managing Director of US Digital Communications, Inc. until June 1999.

Dipl. Kfm. Stb. Klaus Maedje. Mr. Maedje was appointed to our Board of Directors in July 1999 in connection with the acquisition of EZ and EPS. From 1982 to the present, Mr. Maedje has been a principal in his own firm that specializes in providing tax and business advice along with performing audits for business client companies in Germany. Mr. Maedje received his degree in business administration from the University of Cologne.

(b) We have 8 employees, consisting of 2 executive officers of Orion and 6 employees of EZ. We also have 4 full time consultants operating Globalinx.

(c) No family relationships between our executive officers or directors exists.

(d) No legal proceedings have been instituted in the previous five years against our directors or officers.


                                      25.

F. EXECUTIVE COMPENSATION

The following table sets forth summary information about the compensation paid to our executive officers and directors for the last two fiscal years.

                           SUMMARY COMPENSATION TABLE

      NAME AND PRINCIPAL POSITION              YEAR      SALARY/ FEES     BONUS
      ---------------------------              ----      ------------     -----
   A. Frans Heideman, President, CEO,          1998           0(1)          0
   Secretary and  Director
                                               1999           0(1)          0

   James D.M.  McComas, Chief Financial        1998         $48,000         0
   Officer, Treasurer and Director
                                               1999           0             0

   Preston W. Riner, President of              1999         $29,820         0
   Globalinx

   Klaus Maedje, Director                      1999           0             0


We have not adopted or implemented any stock option plans and have not awarded any options or stock appreciation rights during the last fiscal year.

Compensation of Directors. No compensation has been determined or paid for our directors. Pursuant to our Articles of Incorporation, the Board of Directors is entitled to approve compensation for our directors and officers. A former director of the company was awarded 3,000 shares of common stock upon his resignation.

Employment Contracts And Termination of Employment. We are currently in the process of negotiating written employment contracts with each of our executive officers and anticipate these agreements will be finalized on June 15, 2000. The base salaries have been set at $180,000 for Mr. Heideman, $132,000 for Mr. McComas and $150,000 for Mr. Riner. We have no compensation plan or arrangement that provides for compensation in the event of a termination or resignation of the executive officer or directors.

G. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


----------
(1) We incurred an obligation to NewDominion Capital Group, Inc., a company controlled by Mr. Heideman, in the amount of $193,000 and $171,000 during 1999 and 1998 respectively, for various management and related services. $80,000 of this amount was for the services of Mr. Heideman as our President and CEO in 1999 and $63,000 was for Mr. Heideman's services in 1998.


                                      26.

The following transactions have been undertaken within the past two years with related parties.

We have a verbal agreement with NewDominion Capital Group, Inc., a company in which Frans Heideman is a controlling shareholder, for the provision of office space, office support, management and consulting services and other business related services. We use a limited amount of office and records storage space provided by NewDominion. We reimburse NewDominion for all charges we incur for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses. We incurred approximately $193,000 for the office space and above services during 1999, of which $66,000 was payable at December 31, 1999. The $193,000 amount incurred for 1999 includes $80,000 for the services of Mr. Heideman as our chief executive officer. For the quarter ended March 31, 2000, we incurred approximately $85,000 for office space and services from NewDominion, including $30,000 for the services of Mr. Heideman. Of these amounts incurred during the first quarter 2000, $45,000 is still payable.

Klaus Maedje, one of our directors, earns fees for bookkeeping and preparation of accounting and tax reports for EZ. Since July 15, 1999, when EZ was acquired by us, Mr. Maedje has been paid approximately $5,150 for services rendered to EZ. Fees for Mr. Maedje's services in connection with EZ's 1999 financial statements and tax declarations have not yet been billed. In addition, at the time of our acquisition of EZ, Mr. Maedje had accrued fees of approximately $39,000 which amount has not been paid. We have agreed with Mr. Maedje to pay these fees with 9,736 shares of our common stock at $4.00 per share.

No officer, director, or member of our management is or has been indebted to us. No director or officer is personally liable for the repayment of amounts by any financing received by the Company.

H. DESCRIPTION OF SECURITIES

We have an authorized capitalization of 100,000,000 shares of common stock, $.001 par value per share, and 2,500,000 authorized shares of preferred stock with no par value. Our Articles of Incorporation authorize our Board of Directors to direct the issuance of shares of preferred stock in one or more series from time to time and to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. These rights may include voting rights, dividend rates and whether dividends are cumulative, terms and conditions of redemption or conversion, and rights upon liquidation.

                                  Common Stock

As of May 15, 2000, there were 4,293,133 shares of our common stock issued and outstanding. The holders of the common stock are entitled to one non-cumulative vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to outstanding shares of preferred stock, if any, the holders of our common stock are entitled to ratably receive any dividends that are declared by the Board of Directors out of funds legally available therefor and are entitled to share ratably in all of the assets available for distribution to holders of our common stock upon liquidation dissolution or winding up of our


                                      27.

business affairs. Holders of our common stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto.

                                 Preferred Stock

Pursuant to the Certificate of Designation filed with the Secretary of State of Nevada on September 5, 1997, we created the Series A Preferred Stock designation. As of May 15, 2000, there were 65,000 shares of the Company's Series A Preferred Stock issued and outstanding at a face price of $5.50 per share. The Series A Preferred Stock is entitled to receive a dividend of 8% per annum of the face price which dividends began accruing on January 1, 1998 and are payable each year if surplus or net profits are available therefor and if such funds are not available, the dividend accumulates from year to year. The Series A Preferred Stock has no voting rights and is not transferable by the holder. We may redeem the Series A Preferred Stock at any time for the purchase price plus any accrued unpaid dividends provided that we have offered to exchange each share of Series A Preferred Stock for 1.05 shares of common stock and warrants to purchase additional shares of common stock, and a registration statement registering the issuance of such common shares and warrants is in effect.

Our Board of Directors, without shareholder approval, may issue additional preferred stock with voting and conversion rights that could materially and adversely affect the voting power of the holders of common stock. The issuance of preferred stock could also decrease the amount of earnings and assets available for distribution to holders of common stock. In addition, the issuance of preferred stock may have the effect of delaying or preventing a change of control of our ownership. At present, we have no plans to issue any additional shares of preferred stock.

Reference is made to our Articles of Incorporation, as amended, and our By Laws as well as to the applicable statutes of the State of Nevada for additional details on the rights, privileges, and liabilities of holders of our capital stock.

                                     PART II

A. MARKET PRICE OF AND DIVIDENDS ON THE COMMON EQUITY AND OTHER RELATED STOCKHOLDER MATTERS

Our common stock is traded on the Electronic "Pink Sheets", under the symbol "ORTG." Prior to May 30, 2000, our common stock was traded on the OTC Bulletin Board, a service provided by the Nasdaq Stock Market, Inc. The common stock was removed from the OTC Bulletin Board in accordance with NASD Market Rule 6530, requiring that we register the common stock with the Securities and Exchange Commission. We intend to re-list the common stock on the OTC Bulletin Board after the SEC has completed its review of this Form 8-K/A and any amendments thereto which it may require. As of May 15, 2000, there are approximately 1,000 beneficial owners of common stock. As of May 15, 2000, the number of shares of common stock outstanding is 4,293,133.

The following table sets forth the high and low bid prices for our common stock as reported for each quarterly period within the last two fiscal years on the OTC Bulletin Board. The prices have


                                      28.

been adjusted to reflect the 20-to-1 reverse split of our common stock effected in July 1999. The prices are inter-dealer prices, do not include retail mark up, mark down or commission and may not necessarily represent actual transactions.

                               OTC BULLETIN BOARD

   Quarter Ended         High Bid           Low Bid

March, 1998               158.74               60

June, 1998                   160               80

September, 1998            96.26               30

December, 1998             44.36               15


March, 1999                   18             4.38

June, 1999                 11.26             3.12

September, 1999              3.5              1.5

December, 1999               3.5             1.19


March, 2000                 9.19              2.5

May 22, 2000                 8.5              3.0

During the last two years, we have not paid any dividends and we do not anticipate paying any cash dividends in the foreseeable future. Although it is our intention to utilize all available funds for the development of our business, no restrictions are in place that would limit or restrict our ability to pay dividends.

B. LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are our directors or officers. We have no knowledge of any pending legal proceedings to which those parties owning 5% of our stock are a party. We are not aware of any legal proceedings contemplated, or threatened by or against us.

C. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

As the parent company of Hancock, we have replaced Hancock's principal independent accountants, Cohen & Kameny CPAs PLCC, and intend to use our own independent auditors, Grant Thornton, LLP. Cohen & Kameny's report on Hancock's financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Hancock's former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved would have caused Hancock's


                                      29.

former accountant to make reference to the subject matter of the disagreement(s) in connection with its report.

Our decision to use Grant Thornton, LLP was approved by our Board of Directors.

D. RECENT SALES OF UNREGISTERED SECURITIES

(a) We have made the following sales of unregistered common stock during the last three years.

-----------------------------------------------------------------------------------------------------------------------------------
                                                               # OF SHARES
                CLASS OF                                          BEFORE       # OF SHARES
 DATE            STOCK             PURCHASER                      SPLIT*       AFTER SPLIT*  CONSIDERATION           EXEMPTION
-----------------------------------------------------------------------------------------------------------------------------------
9/7/97          Series A   Private Placement Purchasers        1,480,000**     1,480,000**  $8,140,000              Regulation S
                Preferred
-----------------------------------------------------------------------------------------------------------------------------------
9/8/97          Common     Old Orion Shareholders               14,697,100         734,855  Exchange for Old        Regulation S/
                                                                                            Orion Shares in         Regulation D
                                                                                            Merger
-----------------------------------------------------------------------------------------------------------------------------------
9/8/97          Common     Euro Swiss Securities                   250,000          12,500  Finder's Fee            Section 4(2)
-----------------------------------------------------------------------------------------------------------------------------------
3/24/98         Common     Six Employees                            25,860           1,293  Services rendered       Section 4(2)
                                                                                            to Company
-----------------------------------------------------------------------------------------------------------------------------------
10/20/98        Common     Private Placement Purchasers             73,820           3,691  $99,661                 Regulation D,
                                                                                                                    Rule 504
-----------------------------------------------------------------------------------------------------------------------------------
10/20/98        Common     Private Placement Purchasers             93,340           4,667  $140,000                Regulation D,
                                                                                                                    Rule 504
-----------------------------------------------------------------------------------------------------------------------------------
12/1/98         Common     MFC Merchant Bank                       366,660          18,333  $250,000                Regulation D,
                                                                                                                    Rule 504
-----------------------------------------------------------------------------------------------------------------------------------
12/30/98        Common     MFC Merchant Bank                       200,000          10,000  $200,000                Regulation D,
                                                                                                                    Rule 504
-----------------------------------------------------------------------------------------------------------------------------------
4/30/99         Common     First Asset Management Ltd.             300,000          15,000  $50,000                 Regulation D,
                                                                                                                    Rule 504
-----------------------------------------------------------------------------------------------------------------------------------
6/14/99         Common     First Capital Invest Corp.            6,141,120         307,056  Conversion of           Section 4(2)
                                                                                            Loan
-----------------------------------------------------------------------------------------------------------------------------------
6/14/99         Common     Shafiq Nazerali                         913,520          45,676  Fees/Expenses           Section 4(2)
                                                                                            for Consulting
                                                                                            Services
-----------------------------------------------------------------------------------------------------------------------------------
6/14/99         Common     New Dominion Capital Group            1,516,140          75,807  Fees/Expenses           Section 4(2)
                                                                                            for Consulting
                                                                                            Services
-----------------------------------------------------------------------------------------------------------------------------------
7/8/99          Common     EZ/EPS Equity Owners                    500,000          25,000  Exchange for            Section 4(2)
                                                                                            EZ/EPS Ownership
                                                                                            Stake
-----------------------------------------------------------------------------------------------------------------------------------
7/8/99          Common     Maximum Investments Ltd.              7,944,440         397,222  Conversion of           Section 4(2)
                                                                                            Loan to EZ/EPS
-----------------------------------------------------------------------------------------------------------------------------------
7/8//99         Common     First Capital Invest Corp. -          3,856,240         192,812  Conversion of           Section 4(2)
                           100,812;                                                         Loan to EZ/EPS
                           Patrick Ramelet - 92,000
-----------------------------------------------------------------------------------------------------------------------------------
7/9/99          Common     First Asset Management Ltd.             519,900          25,495  $85,000                 Regulation D,
                                                                                                                    Rule 504
-----------------------------------------------------------------------------------------------------------------------------------
8/5/99 -        Common     Private Placement Purchasers            --            1,800,000  $1,350,000              Regulation S
3/15/00
-----------------------------------------------------------------------------------------------------------------------------------


                                      30.

-----------------------------------------------------------------------------------------------------------------------------------
                                                               # OF SHARES
                CLASS OF                                          BEFORE       # OF SHARES
 DATE            STOCK             PURCHASER                      SPLIT*       AFTER SPLIT*  CONSIDERATION           EXEMPTION
-----------------------------------------------------------------------------------------------------------------------------------
10/18/99        Common     First Capital Invest Corp. -            --               67,567  Conversion of Loan      Section 4(2)
                           35,327;
                           Patrick Ramelet - 32,240
-----------------------------------------------------------------------------------------------------------------------------------
2/22/00         Common     Former Hancock Shareholders             --              150,000  Exchange for            Section 4(2)
                                                                                            Hancock Shares
-----------------------------------------------------------------------------------------------------------------------------------
3/29/00-        Common     Private Placement Investors             --               89,556  $403,000                Regulation S
5/15/00
-----------------------------------------------------------------------------------------------------------------------------------
5/6/00          Common     Jan A.J. Bout                           --                3,000  Directors Fee           Section 4(2)
-----------------------------------------------------------------------------------------------------------------------------------
5/12/00         Common     Klaus Maedje                            --                9,736  Fees/Expenses           Section 4(2)
                                                                                            for Services
-----------------------------------------------------------------------------------------------------------------------------------


* We effected a 20-1 reverse split of the common stock on July 9, 1999. The terms of the reverse split required that no shareholder be reduced below 100 shares of common stock and we issued 1,239 additional shares of common stock to 15 shareholders to bring them up to the minimum shares.

** From December 1998 through July 1999, all but 65,000 of these Preferred Shares were exchanged by the holders into approximately 259,416 shares of common stock.

E. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada law authorizes a Nevada corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation, as amended, limit the director's and officer's liability for monetary damages resulting from any breach of fiduciary duty. This limitation of liability applies for all breaches of fiduciary duty unless such breach was due to a breach of the duty of the director's loyalty, acts or omissions not in good faith, certain acts specified by Nevada law, or a transaction for the director's personal benefit.

The Articles of Incorporation also provides for the indemnification of our directors and officers. Under this provision, our officers and directors are indemnified against personal liability resulting from any criminal, civil, administrative, or investigative proceeding. The Certificate of Incorporation further empowers the Company to indemnify its officers and directors to the fullest extent provided by law.

In addition, our Bylaws provide for indemnification of our directors, officers, employees or agents. In general, these provision provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1 above.


                                      31.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHAGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         See Item 1, Part II, paragraph C above.

ITEM 5.  OTHER EVENTS.

         Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    The following documents are attached hereto and incorporated herein by reference.

                             A.    FINANCIAL STATEMENTS

                                   F-1          Audited consolidated balance
                                                sheet as of December 31, 1999
                                                and the related statements of
                                                operations, cash flows, and
                                                changes in stockholders' equity
                                                for the two years in the period
                                                ended December 31, 1999 (filed
                                                herewith)

                                   F-2          Unaudited pro forma financial
                                                information (filed herewith)

                             B.    EXHIBITS

                                   3(i)(a)      Articles of Incorporation.
                                                (Incorporated by reference to
                                                the Form 8-K filed on February
                                                24, 2000)

                                   (b)          Certificate of Amendment to
                                                Articles of Incorporation dated
                                                August 13, 1996. (Incorporated
                                                by reference to the Form 8-K
                                                filed on February 24, 2000)

                                   (c)          Certificate of Amendment to
                                                Articles of Incorporation dated
                                                September 5, 1997. (Incorporated
                                                by reference to the Form 8-K
                                                filed on February 24, 2000)


                                      32.

                                   (d)          Certificate of Designation,
                                                Preferences, and Rights of the
                                                Series A Preferred Stock dated
                                                September 5, 1997. (Incorporated
                                                by reference to the Form 8-K
                                                filed on February 24, 2000)

                                   (e)          Certificate of Designation,
                                                Preferences and Rights of the
                                                Series B Preferred Stock dated
                                                May 15, 1998. (Incorporated by
                                                reference to the Form 8-K filed
                                                on February 24, 2000)

                                   3(ii)        Bylaws (Incorporated by
                                                reference to the Form 8-K filed
                                                on February 24, 2000)

                                   10(i)        Share Exchange Agreement.
                                                (Incorporated by reference to
                                                the Form 8-K filed on February
                                                24, 2000)

                                   10(ii)       Funding and Subscription
                                                Agreement (filed herewith)

                                   16           Letter Re Change in Certifying
                                                Accountant (Incorporated by
                                                reference to the Form 8-K filed
                                                on February 24, 2000)

                                   27           Financial Data Schedule. (filed
                                                herewith)

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ORION TECHNOLOGIES, INC.,
                                            A Nevada Corporation

Date June 1, 2000                           By:        /s/
                                               ----------------------
                                               A. Frans Heideman,
                                               President

                                      33.

                         INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of Orion Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Orion Technologies, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the two years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Orion Technologies, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficiency, and has experienced recurring losses and negative cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Grant Thornton, LLP
Vienna, Virginia
May 15, 2000

                           ORION TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEET
                              December 31, 1999


 ASSETS
 Current Assets:
    Cash and cash equivalents                                                $            81,217
    Accounts receivable                                                                    4,532
    Prepaid expenses and other current assets                                             34,046
                                                                             ---------------------
                   Total Current Assets                                                  119,795
 Property and equipment, net                                                             339,546
 Goodwill, net                                                                         1,980,945
 Other assets                                                                              5,000
                                                                             ---------------------
                                                                             $         2,445,286
                                                                             =====================



 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
    Accounts payable                                                         $          297,588
    Accrued expenses                                                                    259,284
                                                                             ---------------------
             Total Current Liabilities                                                  556,872
                                                                             ---------------------
 Commitments and contingencies                                                                -

 Stockholders' Equity:
    Preferred stock no par value, 2,500,000 shares authorized, 65,000
      shares issued and outstanding at December 31, 1999                                135,328
    Common stock $.001 par value, 100,000,000 shares authorized, 3,089,508
      shares issued and outstanding at December 31, 1999                                  3,090
    Additional paid in capital                                                       34,985,443
    Accumulated other comprehensive loss                                                (50,009)
    Accumulated deficit                                                             (33,185,438)
                                                                             ---------------------
             Total Stockholders' Equity                                               1,888,414
                                                                             ---------------------
                                                                             $        2,445,286
                                                                             =====================

The accompanying notes are an integral part of these consolidated financial statements.

                           ORION TECHNOLOGIES, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           Years Ended December 31,
                                                                           -------------------------
                                                                          1999                  1998
                                                                          ----                  ----
 Revenues                                                             $     62,556                      -

 Operating expenses:
      Selling, general and administrative                                1,306,615                898,286
                                                                      -------------         --------------

 Loss from operations                                                   (1,244,059)              (898,286)

 Interest expense                                                          (49,111)              (100,828)
                                                                      -------------         --------------
 Loss from continuing operations before extraordinary loss              (1,293,170)              (999,114)
 Discontinued operations, net of tax                                      (850,819)            (3,291,036)
 Extraordinary loss from conversion of debt, net of tax                   (408,830)                     -
                                                                      -------------         --------------

 Net loss                                                               (2,552,819)            (4,290,150)
 Preferred dividends                                                       (29,040)               (29,040)
                                                                      -------------         --------------

 Net loss available to common stockholders                              (2,581,859)            (4,319,190)
                                                                      =============         ==============

 Basic and diluted loss per common share:
    Loss from operations before discontinued
      operations                                                      $      (0.75)         $       (0.78)
    Discontinued operations                                                  (0.49)                 (2.56)
    Extraordinary loss                                                       (0.23)                     -
                                                                      -------------         --------------
    Net loss                                                          $      (1.47)                 (3.34)
                                                                      =============         ==============
    Weighted average common shares outstanding                           1,741,019              1,284,835
                                                                      =============         ==============

The accompanying notes are an integral part of these consolidated financial statements.

                            ORION TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              PREFERRED STOCK               COMMON STOCK
                                                                   ================================================================

                                                                                           NO PAR
                                                                        SHARES             VALUE          SHARES       PAR VALUE
                                                                   ================================================================
 Balance at December 31, 1997                                          1,480,000       $  3,081,300     1,248,980   $        1,249
 Comprehensive loss:
    Net Loss                                                                    -                 -             -                -
    Foreign currency translation                                                -                 -             -                -
    Total comprehensive loss                                                    -                 -             -                -
 Issuance of common stock for cash                                              -                 -        26,691               27
 Conversion of preferred stock to common stock                         (1,415,000)       (2,945,972)      259,416              259
 Issuance of common stock for services                                          -                 -         1,293                1
 Preferred stock dividend requirements                                          -                 -             -                -
                                                                   ----------------------------------------------------------------
 Balance at December 31, 1998                                              65,000           135,328     1,536,380            1,536
 Comprehensive loss:
    Net Loss                                                                    -                 -             -               --
    Foreign currency translation                                                -                 -             -               --
    Total comprehensive loss                                                    -                 -             -               --
 Shares cancelled in connection with the divestiture of a segment               -                 -      (461,818)            (462)
 Conversion of debt into common stock                                           -                 -     1,086,118            1,086
 Share issued in connection with the purchase of subsidiaries                   -                 -        25,000               25
 Issuance of common stock for cash                                              -                 -       903,828              905
 Preferred stock dividend requirements                                          -                 -             -                -
                                                                   ----------------------------------------------------------------
 Balance at December 31, 1999                                              65,000    $      135,328     3,089,508    $       3,090
                                                                   ----------------------------------------------------------------




                                                                                                     ACCUMULATED
                                                                     ADDITIONAL                         OTHER           TOTAL
                                                                     PAID IN        ACCUMULATED      COMPREHENSIVE   STOCKHOLDERS'
                                                                      CAPITAL         DEFICIT            LOSS          EQUITY
                                                                   ================================================================

 Balance at December 31, 1997                                      $ 25,975,164    $(27,279,984)    $   168,164      $   1,945,893
 Comprehensive loss:
    Net Loss                                                                  -      (4,290,150)              -         (4,290,150)
    Foreign currency translation                                              -               -        (280,347)          (280,347)
                                                                                                                     --------------
    Total comprehensive loss                                                  -               -               -         (4,570,497)
 Issuance of common stock for cash                                      689,634               -               -            689,661
 Conversion of preferred stock to common stock                        2,945,713               -               -                  -
 Issuance of common stock for services                                  129,254               -               -            129,255
 Preferred stock dividend requirements                                  (29,040)              -               -            (29,040)
                                                                   ----------------------------------------------------------------
 Balance at December 31, 1998                                        29,710,725     (31,570,134)       (112,183)        (1,834,728)
 Comprehensive loss:
    Net Loss                                                                  -      (2,552,819)              -         (2,552,819)
    Foreign currency translation                                              -               -          62,174             62,174
    Total comprehensive loss                                                  -               -               -         (2,490,645)
 Shares cancelled in connection with the divestiture of a segment           462         937,515               -            937,515
 Conversion of debt into common stock                                 4,422,726               -               -          4,423,812
 Share issued in connection with the purchase of subsidiaries            99,975               -               -            100,000
 Issuance of common stock for cash                                      780,595               -               -            781,500
 Preferred stock dividend requirements                                  (29,040)              -               -            (29,040)
                                                                   ----------------------------------------------------------------
 Balance at December 31, 1999                                      $ 34,985,443    $(33,185,438)     $   50,009      $   1,888,414
                                                                   ----------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

                            ORION TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Years Ended December 31,
                                                                    ------------------------
                                                                      1999              1998
                                                                    --------          ---------
 CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                                     $     (2,552,819) $      (4,290,150)

 Loss from discontinued operations                                     850,819          3,291,036
 Loss from extinguishments of debt                                     408,830                  -
 Adjustments to reconcile net loss to net cash provided by
      operating activities:
    Depreciation and amortization                                      526,727                  -
    Changes in assets and liabilities, net of effects of
       acquisitions and disposition.
         Decrease in other receivables                                  14,375             18,890
         Decrease in other current assets                               29,300             28,593
         Increase in accounts payable                                  204,554            466,997
         Increase (decrease) in accrued liabilities                    137,236           (371,583)
                                                              -----------------  -----------------
 NET CASH USED IN OPERATING ACTIVITIES                                (655,450)          (856,217)
                                                              -----------------  -----------------

 CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisitions, net of cash acquired                                    (18,566)                 -
 Purchases of property and equipment                                   (28,258)                 -
                                                              -----------------  -----------------

 NET CASH USED IN INVESTING ACTIVITIES                                 (46,824)                 -
                                                              -----------------  -----------------


 CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowings on notes payable                                               -            1,029,247
 Issuance of common stock                                              781,500            689,661
                                                              -----------------  -----------------

 NET CASH PROVIDED BY FINANCING ACTIVITIES                             781,500          1,718,908
 Effect of exchange rate changes on cash                                 1,625            (22,971)
                                                              -----------------  -----------------
 Net change in cash and cash equivalents                                80,851           (839,720)
 Cash and cash equivalents at beginning of year                            366            840,086
                                                              -----------------  -----------------
 Cash and cash equivalents at end of year                     $         81,217   $            366
                                                              =================  =================



The accompanying notes are an integral part of these consolidated financial statements.

                            ORION TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Orion Technologies, Inc. (the "Company") was incorporated in Nevada as Geoasia Enterprises, Ltd. on July 17, 1996. On September 8, 1997, the Company acquired its current corporate name through a merger with Orion Technologies, Inc., a company engaged in the electronic commerce network business through its wholly-owned operating subsidiary, Orion Technologies (Canada), Inc. ("Orion Canada"). Prior to this merger, the Company did not engage in any business other than the investigation of various business opportunities.

Orion Technologies, Inc. is an international holding company concentrating on acquiring and developing companies engaged in Internet and telecommunications-based technologies and services for electronic commerce and business-to-business markets. The Company is focusing its efforts on two lines of business - eCommerce, including electronic point of sale systems, and telecommunications. During 1999 and early 2000, the Company completed the following transactions.

     - On June 15, 1999, the Company divested of Orion Canada through the exchange of 100% of Orion Canada's capital stock to members of Orion Canada's management;

     - In July 1999, the Company acquired two German companies, EZ Electronic Payment Systems (EZ Elektronische Zahlungssysteme GmbH) ("EZ") and EPS Electronic Processing (EPS Elektronische Processing Systems GmbH) ("EPS");

     - In December 1999, the Company formed a wholly owned subsidiary, Globalinx Corporation for use in developing its telecommunication services business; and,

     - On February 22, 2000, the Company acquired all of the issued and outstanding shares of Hancock Holdings, Inc.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, EZ and EPS, both formed under the laws of the Federal Republic of Germany. All accounts of non-U.S. subsidiaries have been translated into U.S. dollars and are included in the consolidated financial statements. All intercompany accounts and transactions have been eliminated.

In connection with the acquisitions of EZ and EPS, the Company began its principal business activity, and as such is no longer considered to be in the development stage as defined in Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

SUPPLEMENTAL CASH FLOW INFORMATION

For the years ended December 31, 1999 and 1998, the Company paid no income taxes or interest. Non-cash investing and financing activities during 1999, each as more fully described in the footnotes to the financial statements, included:

     - The conversion of $3,989,608 of accounts and notes payable, including accrued interest into 1,086,118 shares of common stock.

     - The issuance of 25,000 shares of common stock and the assumption a $100,000 note payable from one of the sellers as part of the purchase price of EZ and EPS.

     - The disposal of its Canadian subsidiary in a non-cash transaction.

There were no non-cash investing and financing activities during 1998.

PROPERTY AND EQUIPMENT

Property and equipment are stated at original cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally five to ten years.

REVENUE RECOGNITION

Revenue recorded by EZ from the rental of point of sales equipment is recognized ratably over the contractual period.

NET LOSS PER SHARE

The Company reports basic and diluted earnings per share. Net loss per common share is computed by dividing the net loss after deducting dividends on preferred stock by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents consisting exclusively of warrants to purchase common stock, were excluded from the calculation for all periods presented as they were antidilutive.

COMPREHENSIVE INCOME

In 1998, the Company adopted the provisions of Statement of Financial Accounting No. 130 "Reporting Comprehensive Income" ("SFAS 130"). This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive loss consists of net loss and the impact of foreign currency translations and is presented in the Statements of Changes in Consolidated Stockholders' Equity.

INCOME TAXES

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the differences between the financial statement bases and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

FOREIGN CURRENCY TRANSLATION

Financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities and a weighted average exchange rate for each period for revenues, expenses, gains and losses. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholders equity. Where the U.S. dollar is the functional currency, translation adjustments are recorded in the income statement.

GOODWILL

Goodwill arising from the acquisition of EZ is amortized over three years using the straight-line method. Amortization expense charged to operations during the year ended December 31, 1999 was approximately $470,000. Management reviews the carrying value of goodwill against anticipated cash flow of EZ's business in order to evaluate recoverability. In the event anticipated cash flows fail to materialize, a write-down of the carrying amount of goodwill may be necessary.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the expected future net cash flows generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. In connection with the acquisition of EPS, the Company ceased the operations of EPS shortly after consummating the acquisition and expensed the excess of the purchase price over the net assets of EPS. To date, management believes no other impairment of any assets has occurred.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for changes in fair value and gains or losses depends on the intended use of the derivative and its resulting designation. The statement was originally effective for fiscal years beginning after June 15, 1999. In July 1999, FASB delayed implementation of this standard for one year, to June 30, 2000. The Company will adopt SFAS 133 in the first quarter of 2001. The Company is evaluating the effect that implementation of SFAS 133 will have on its consolidated financial statements.

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the current year presentation.

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets, and the satisfaction of liabilities in the normal course of business. As shown in the financial statements the Company has incurred losses since its inception and has an accumulated deficit of $33,185,438 at December 31, 1999.

The Company's continuation as a going concern is dependent upon its ability to raise additional financing to successfully develop and introduce its products to market. These factors among others may indicate that the Company will be unable to continue as a going concern. The Company is actively pursuing additional equity financing to provide the necessary funds for working capital and to obtain the necessary funds for planned acquisitions and strategic partnerships. Subsequent to December 31, 1999, the Company sold a total of 1,040,889 shares of common stock for $1,116,500. As described in Note 10, the Company entered into a Funding and Subscription Agreement under which up to $4,500,000 will be provided to the Company, which management believes will be sufficient to meet its operating plans.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 -BUSINESS ACQUISITIONS

Acquisition of EZ Elektronische Zahlungssysteme GmbH and EPS Elektronische Processing Systeme GmbH

On July 8, 1999, the Company completed the acquisition of 100% of the ownership interests of EZ and EPS for a total purchase price of $235,000. The purchase price consisted of $35,000 in cash, the assumption of a $100,000 note payable from one of the sellers, which as a condition of the acquisition the note holder consented to convert the note into 67,567 shares of the Company's common stock and to waive all interest that had accrued through the date of conversion, and 25,000 shares of the Company's common stock. Subject to the terms of the agreement, the Company agreed to provide additional consideration to be paid to certain sellers if EZ and EPS's results of operations exceed certain targeted levels over the next five years. The maximum amount of the contingent consideration is 75,000 shares of the Company's common stock.

The acquisition was accounted for under the purchase method of accounting. The purchase resulted in an excess of purchase price over net assets acquired of approximately $2,335,000. Of this amount, $2,261,000 represents the excess of the purchase price over net assets acquired of EZ. This amount is being amortized on a straight-line basis over a period of three years. During 1999, the operations of EPS were ceased, and as such the entire excess purchase price related to the acquisition of EPS of $74,000 was expensed. Goodwill amortization during the year ended December 31, 1999 was approximately $470,000.

The operating results of EZ and EPS have been included in the consolidated financial statements since the acquisition date.

The following unaudited pro-forma financial information reflects the consolidated results of operations of the Company as if the acquisition of EZ and EPS had taken place at the beginning of the respective periods. The pro forma is presented for information purposes only and is not necessarily indicative of the results of operations as they would have been had the acquisition been consummated as of that time.


                                                                     1999             1998
                                                                     ----             ----
      Sales                                                  $       89,700  $        25,700
      Loss from continuing operations                             1,655,200        2,020,500
      Loss per share, basic and fully diluted                         (1.67)           (4.13)



Acquisition of Hancock Holdings, Inc.

On February 22, 2000, the Company acquired all of the issued and outstanding capital stock of Hancock Holdings, Inc. ("Hancock") from the shareholders of Hancock in a pro rata exchange for an aggregate of 150,000 shares of the Company's common stock. As a result of the share exchange, Hancock became a wholly-owned subsidiary of the Company. Upon the effectiveness of the acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company became the successor issuer to Hancock for reporting purposes under the Securities Exchange Act of 1934. Prior to its acquisition by the Company, Hancock was a publicly reporting shell company with substantially no assets or liabilities, and no operations. The acquisition was accounted for under the purchase method of accounting.

On February 17, 2000, the Company entered into a service agreement with MHE Projix, LLC ("MHE"), the former majority shareholder of Hancock. Under the terms of the agreement, MHE has agreed to provide assistance to Orion in locating a company for possible acquisition; to provide advice to the Company for the acquisition of such company; assist the Company in maintaining its listing on the OTCBB; and assist the Company with preparation and filing of the any necessary regulatory filings related to an acquisition. In consideration for providing such services, MHE received a consulting fee of $110,000.


NOTE 4 - DISPOSAL OF ORION CANADA

On July 15, 1999, the Company completed the disposal of its previous e-commerce operations, consisting of the Company's subsidiary, Orion Canada to eXcape.Net, Inc., a company formed by the management of Orion Canada to acquire Orion Canada.

In exchange for all the capital stock of Orion Canada and the forgiveness of an intercompany receivable of $7,769,979 due from Orion Canada, the Company received 461,818 shares of its issued and outstanding common stock held by the management of Orion Canada, 5,000,000 shares of eXcape.Net, Inc. (valued by the Company at $5,000) and assumption of liabilities of the Company totaling $176,068 which existed at the time of the divestiture by eXcape.Net, Inc. The Company accounted for this transaction as a reorganization, and recorded no gain or loss on the sale of Orion Canada. Orion Canada reported net losses from operations of $850,819 and $3,291,036 during 1999 and 1998, respectively. The Company recorded an adjustment to additional paid in capital for $937,515, representing the excess of the shares cancelled on the disposal of Orion Canada.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1999 are as follows:

 Computer software                     $  46,829
 Computer hardware                       178,259
 Furniture and fixtures                  165,375
                                       ---------
                                         390,463
 Less:  Accumulated depreciation         (50,917)
                                       ---------

                                       $ 339,546
                                       =========


NOTE 6 - STOCKHOLDERS' EQUITY

PRIVATE PLACEMENT

During the year ended December 31, 1999, the Company sold 903,828 shares of common stock in exempt private offerings for net proceeds of $781,500. Subsequent to December 31, 1999, the Company sold an additional 1,040,889 shares of common stock for proceeds of $1,116,500, including $403,000 received from the sale of 89,556 shares of common stock under the Funding and Subscription Agreement described in Note 10.

REVERSE STOCK SPLIT

On April 28, 1999, the Board of Directors adopted a resolution to reverse split the Company's issued and outstanding common stock, one share of common stock for each twenty shares of issued and outstanding common stock. The reverse split was effected on July 9, 1999, following the approval of the resolution by the Company's shareholders in May 1999. All common share amounts in the accompanying financial statements have been retroactively adjusted to reflect the effect of the reverse stock split.

NON-REDEEMABLE SERIES A PREFERRED STOCK

During 1997, the Company sold 1,480,000 shares of Series A preferred stock, face amount of $5.50 per share, for $7,281,300, net of offering costs of $858,700. The Series A preferred stock is redeemable in cash, solely at the option of the Company, at a redemption price of 105% of the purchase price plus accrued dividends, provided that the Company first offers to exchange each share of Series A preferred stock into 1.05 shares of common stock and to issue a warrant for the purchase of one-half a share of common stock with an exercise price of $7.50 per share, and that a registration statement registering the issuance of such common stock and warrants is in effect. The Series A preferred stock also accrues and accumulates dividends at a rate of 8% of the face amount beginning on January 1, 1998.

In late 1998, the Company made an offer to the Series A preferred stockholders allowing them to convert each share of issued and outstanding Series A preferred stock into 3.666 shares of common stock. As part of this conversion, any preferred stockholder who accepted this conversion offer waived any rights to dividends that would have accrued, and any rights to receive any warrants. Holders of 1,415,000 shares of Series A preferred stock accepted this conversion offer. The exchange offer expired during 1999. The remaining 65,000 shares of Series A preferred stock that did not convert, do not currently have any conversion rights. In addition, the Series A preferred stock has no voting rights and is not transferable by the holder.

The Company has accrued dividends of $29,040 during each of the years ended December 31, 1999 and 1998 related to the 65,000 shares of Series A preferred stock issued and outstanding.

CONVERSION OF DEBT TO COMMON STOCK

During 1999, the Company converted amounts due to related parties and several debt obligations into common stock as follows:

                                                            Amount of debt plus        Shares of common
                                                              accrued interest          stock converted          Loss on debt
                                                                  converted                  into                 conversion
                                                                 -----------               ---------             ------------
   Conversion of consulting services due an individual
   totaling $150,000 into common stock at a 30%
   discount to market based on the 10 day average
   price ending on the date of conversion, June
   15, 1999.                                                      $   150,000                 45,676             $     61,297

   Conversion of amounts due an entity owned by
   the Company's president and chairman of the
   board of directors for unreimbursed fees and
   expenses into common stock at a 30% discount to
   market based on the 10 day average price ending
   on the date of conversion, June 15, 1999.                         248,950                  75,807                  101,733


   Conversion of debt from a financial institution
   into common stock at a 30% discount based on
   the 10 day average price ending on the date of
   conversion, June 15, 1999.                                      1,174,539                 307,034                  245,800

   Conversion of debt from a financial institution
   the Company assumed in connection with the
   purchase of EZ and EPS. The lender agreed to
   convert this debt into common stock based on
   the 10 day average price ending on October 18,
   1999.                                                             100,000                  67,567                        -

   Conversion of debt from a financial institution
   that the Company assumed in connection with the
   purchase of EZ and EPS. This debt was converted
   into common stock based on the 10 day average
   price ending on July 8, 1999.                                     698,035                 192,812                        -

   Conversion of debt to a financial institution
   that the Company assumed in connection with the
   purchase of EZ and EPS. This debt was converted
   into common stock based on 10 day average price
   ending on July 9, 1999.                                         1,527,084                 397,222                        -
                                                                 -----------               ---------             ------------
                                                                 $ 3,898,608               1,086,118             $    408,830
                                                                 ===========               =========             ============




In connection with the conversion of debt totaling $2,225,119 assumed by the Company in its acquisition of EZ, the Company issued shares of common stock with a market value of $2,341,493. Since the conversion of this debt by the note holders was agreed to as a condition of the Company's purchase of EZ and EPS, the Company has recorded the differential of $116,374 as additional goodwill.

COMMON STOCK PURCHASE WARRANTS

At December 31, 1999, the Company had outstanding warrants for the purchase of 5,858 shares of common stock expiring through December 1, 2001 as follows: 3,691 shares at $34.00 per share and 2,167 shares at $40.00 per share. All of the outstanding warrants are currently exercisable.


NOTE 7- INCOME TAXES

The Company's deferred tax asset is summarized below. Due to a history of operating losses and the inability to recognize an income tax benefit there from, there is no provision for income taxes for the year ended December 31, 1999 and 1998,

                                                                          1999               1998
                                                                          ----               ----
 Net operating loss tax carryforwards
      United States                                                      1,226,000            985,000
      Germany                                                               85,000                  -
                                                                      ------------       ------------
                                                                         1,311,000            985,000
 Valuation allowance                                                   ( 1,311,000)          (985,000)
                                                                      ------------       ------------

                                                                      $          -       $          -
                                                                      ============       ============

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on the Company's recurring losses, that a full valuation allowance is appropriate at December 31, 1999 and 1998.

The Company has available, for U.S. income tax purposes, net operating loss carryforwards of approximately $1,450,000 at December 31, 1999, which can be used to offset future taxable income through 2019. The Company's utilization of its net operating loss carryforward may be limited pursuant to Internal Revenue Code Section 382 due to cumulative changes in ownership in excess of 50% within a three year period.

The primary difference in the Company's federal statutory income tax rate and the Company's effective rate is primarily attributed to the impact of state and foreign income taxes and the recording of a valuation allowance due to the uncertainty of the amount of future tax benefits that is more likely than not to be realized.

In connection with the disposal of Orion Canada, the canadian net operating loss carryforwards related to Orion Canada remained with Orion Canada and are no longer available to the Company.

NOTE 8- RELATED PARTY TRANSACTIONS

The Company has a verbal Agreement with NewDominion Capital Group, Inc., a company controlled by Frans Heideman, the Company's chief executive officer. NewDominion provides the Company with office support, management and consulting services, including amounts paid for the services of Frans Heideman, and other business related services. The Company currently uses a limited amount of office and records storage space provided by New Dominion and reimburses NewDominion for all charges it incurs for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses. The Company incurred approximately $193,000 and $171,000 for the above services, during the years ended December 31, 1999 and 1998, respectively. At December 31, 1999 the Company had a payable of $66,000 due to NewDominion.

In June 1999, as described in Note 6 to the consolidated financial statements, the Company converted $248,940 of amounts accrued during 1997 and 1998 due to NewDominion into 75,807 shares of the Company's common stock.

Mr. Klaus Maedje, one of the Company's directors, also earns fees for preparing the accounting and tax reports for EZ. When the Company acquired EZ in July 1999, Mr. Maedje was owed approximately $39,000 of fees. Since the acquisition of EZ, Mr. Maedje has been paid $5,200 for services. On May 12, 2000, Mr. Maedje has agreed to convert the remaining amount owed him into 9,736 shares of Company common stock.


NOTE 9- COMMITMENTS AND CONTINGENCIES

The Company's wholly owned subsidiary, EZ, leases equipment and office space in Germany under long-term lease agreements. The minimum fixed rental commitments under these operating leases are $40,005 in 2000 and $22,990 in 2001. Rent expense was approximately $21,000 for the period from July 8, 1999 (date of acquisition) to December 31, 1999.

NOTE 10 - SUBSEQUENT EVENTS

In January 2000, The Company entered into a joint venture agreement as a one-third partner to form Rodan Telecom Sp.zo.o located in Warsaw Poland. The other one-third partners are Zeto-Rodan Ltd. and GG Parkiet, both Polish companies. The Company has agreed to invest $350,000 in three installments in Rodan Telecom to acquire its one-third interest in the enterprise. The Company made its first installment of $100,000 in January 2000. The second installment is due in June 2000.

In January 2000, the Company executed a non-binding letter of intent for the acquisition of a company in the business of providing security to point of sales transactions (the "Target Company"). As set forth in the letter of intent, it is contemplated that each share of Target Company common stock issued and outstanding would be converted into 0.3661 shares of Company Common Stock. In addition, the holder of each share of Target Company preferred stock issued and outstanding immediately prior to the acquisition will have the option to be converted to Target Company preferred stock into a promissory note with a principal amount equal to Ten Dollars ($10.00) multiplied by the number of shares of Target Company preferred stock being converted, and bearing simple interest at a rate of 8% per annum, with principal and interest due and payable on December 31, 2000, or converting each share of Target Company preferred stock into 2.5 shares of Orion Common Stock. There are 546,380 shares of common stock and 20,000 shares of preferred stock of Target Company outstanding (outstanding shares amounts of Target Company are unaudited).

In March 2000, the Company entered into a non-binding letter of intent for the acquisition of a 40% interest in a privately held affinity and network marketer of telecommunications services located in Scottsdale, Arizona for $6,000,000, of which $1,000,000 will be paid in cash, with the remaining amount in Company common stock. As part of this agreement, the Company entered into a loan agreement and promissory note with this entity, under which the Company has lent to this entity, subsequent to December 31, 1999, a total of $330,000. The note bears interest at 8% and is due on March 9, 2001. In the event that the Company enters into a stock purchase transaction with this entity, the principle and accrued interest will be credited against the purchase price.

In March 2000, the Company entered into a Funding and Subscription Agreement with OIF Optimum Investment Finance AG ("OIF") for the sale of up to 1,000,000 shares of the Company common stock to OIF at a minimum of $4.00 per share, subject to adjustment, as set forth in the Agreement. As part of this Agreement, OIF has committed to provide working capital and operating funds of up to $3,000,000 to the Company in four quarterly installments of $750,000, beginning in May 2000. The Agreement also provides for OIF to provide the Company with up to $1,500,000 of additional funding for expansion by the Company through acquisitions, mergers or strategic partnerships. At of May 15, 2000, OIF has provided the Company $403,000 for the purchase of 89,556 shares of Company common stock under this Agreement.

                                      ####

Pro forma financial information:

Pursuant to a Share Exchange Agreement (the "Agreement") dated February 22, 2000, Orion Technologies, Inc., a Nevada corporation (the "Company"), acquired all of the issued and outstanding capital stock of Hancock Holdings, Inc. ("Hancock") from the shareholders of Hancock in a pro rata exchange for an aggregate of 150,000 shares of Orion's common stock, par value $0.001 per share (the "Share Exchange"). There were seven shareholders of Hancock immediately prior to the Share Exchange. They were MHE Projix LLC, a Florida limited liability company, Mark Elenowitz, Louis Taubman, David Simonetti, Thomas Bostic Smith, William Quigley, Jr., and Barry Labell, who held 5,000,000 shares of Hancock common stock in the aggregate. As a result of the Share Exchange, 100% of the outstanding capital stock of Hancock is owned by the Company, and Hancock became a wholly-owned subsidiary of the Company. Prior to its acquisition by the Company, Hancock was a publicly reporting shell company with substantially no assets or liabilities, and no operations. The acquisition was accounted for under the purchase method of accounting.

The unaudited Pro Forma Condensed Combined Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1999 gives effect to the acquisition of Hancock as if it had occurred on December 31, 1999. The Pro Forma Statement of Operations is based on historical results of operations of the Company for the year ended December 31, 1999 and the historical results of Hancock for the period from May 20, 1999 (inception) to December 31, 1999. The unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999 (the "Pro Forma Balance Sheet") gives effect to the acquisition of Hancock as if the acquisition had occurred on that date. The Pro Forma Balance Sheet is based on the historical balance sheet of the Company as of December 31, 1999 and the historical balance sheet of Hancock as of December 31, 1999. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and the accompanying notes (collectively the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

No Pro Forma Financial Information is presented for the three month period ended March 31, 2000 since Hancock was inactive during that period. The Statement of Operations, as shown in the Company's March 31, 2000 Form 10-QSB filing represents the combined operations of the companies.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Hancock, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Hancock been effected as of the dates described above.

                            Orion Technologies, Inc.
              Unaudited Pro Forms Condensed Combined Balance Sheet
                                December 31, 1999

                                                 Orion             Hancock         Pro Forma        Pro Forma
                                            Technologies, Inc.  Holdings, Inc.     Adjustments     As Adjusted
                                            ------------------  --------------     -----------     -----------
ASSETS

Current Assets:
    Cash and cash equivalents                  $     81,217        $     701                       $     81,918
    Accounts receivable                               4,532                                               4,532
    Other current assets                             34,046                                              34,046
                                               ------------        ---------                       ------------
              Total Current Assets                  119,795              701                            120,496
Property and equipment, net                         339,546                                             339,546
Goodwill, net                                     1,980,945                          112,500 (1)      2,093,445
Other assets                                          5,000                                               5,000
                                               ------------        ---------                       ------------
                                                  2,445,286              701               -          2,558,487
                                               ============        =========                       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                297,588                          110,000 (2)        407,588
    Accrued expenses                                259,284                                             259,284
                                               ------------        ---------                       ------------
              Total Current Liabilities             556,872                -                            666,872
                                               ------------        ---------                       ------------

Stockholders' Equity:

    Preferred stock                                 135,328                                             135,328
    Common stock                                      3,090              500            (350) (1)         3,240
    Additional paid in capital                   34,985,443              225         112,850  (1)    35,098,518
    Accumulated other comprehensive loss            (50,009)                                            (50,009)
    Accumulated deficit                         (33,185,438)             (24)       (110,000)       (33,295,462
                                               ------------        ---------                       ------------
              Total Stockholders' Equity          1,888,414              701                          1,891,615
                                               ------------        ---------                       ------------
                                               $  2,445,286        $     701                       $  2,558,487
                                               ============        =========                       ============

                            Orion Technologies, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
      Year Ended December 31, 1999 for Orion Technologies, Inc. and for the
           Period from May 29, 1999 (inception) to December 31, 1999
                           for Hancock Holdings, Inc.

                                                     Orion          Hancock
                                                  Technologies,     Holdings,      Pro Forma    Pro Forma As
                                                      Inc.            Inc.        Adjustments     Adjusted
                                                  -------------     ---------     -----------   ------------
Revenues                                          $    62,556                                    $    62,556
Operating expenses:
     Selling, general and administrative            1,306,615             24       110,000 (2)     1,416,639
                                                  -----------        -------                     -----------

Loss from operations                               (1,244,059)           (24)                     (1,354,083)
Interest expense                                      (49,111)                                       (49,111)
                                                  -----------        -------                     -----------
Loss from continuing operations before
extraordinary loss                                 (1,293,170)                                    (1,403,194)
Discontinued operations, net of tax                  (850,819)                                      (850,819)
Extraordinary loss from conversion of debt,
net of tax                                           (408,830)                                      (408,830)
                                                  -----------        -------                     -----------
Net loss                                           (2,552,819)           (24)                     (2,662,843)
Preferred dividends                                   (29,040)                                       (29,040)
                                                  -----------        -------                     -----------
Net loss available to common stockholders         $(2,581,859)           (24)                    $(2,691,883)
                                                  ===========        =======                     ===========
Basic and diluted loss per common share:
     Loss from operations before
        discontinued operations                   $     (0.75)                                   $     (0.74) (3)
     Discontinued operations                            (0.49)                                         (0.45) (3)
     Extraordinary loss                                 (0.23)                                         (0.22) (3)
                                                  -----------                                    -----------
     Net loss                                     $     (1.47)                                   $     (1.41) (3)
                                                  ===========                                    ===========
Weighted average common shares
    Outstanding                                     1,741,019                                      1,891,019
                                                  ===========                                    ===========

                            Orion Technologies, Inc.
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(1) On February 22, 2000, the Company acquired 100% of the outstanding and issued capital stock of Hancock Holdings, Inc. ("Hancock") in exchange for 150,000 shares of Company common stock. Prior to its acquisition by the Company, Hancock was a publicly reporting shell company with substantially no assets or liabilities, and no operations. The value assigned to the Company common stock issued to the shareholders of Hancock was $0.75 per share or $112,500. This represents the price per share that the Company was selling its common stock for in a private offering at the time of its acquisition of Hancock. The Company will evaluate the amount recorded as goodwill in this acquisition as event dictate.

(2) The pro forma adjustment reflects the a service agreement with MHE Projix, LLC ("MHE"), the former majority shareholder of Hancock that would have been entered into by the Company under which MHE would have provided assistance to the Company in locating a company for possible acquisition; to provide advice to the Company for the acquisition of such company; assist the Company in maintaining its listing on the OTC Bulletin Board; and assist the Company with preparation and filing of the any necessary regulatory filings related to an acquisition.

(3) The pro forma basic and diluted loss from continuing operations per common share is computed by dividing the loss from continuing operations available to common stockholders, loss from discontinued operations and extraordinary loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of common shares outstanding assumes that the 150,000 shares of the Company's common stock issued in the acquisition of Hancock were outstanding for the entire period.